                                                                  EXHIBIT 10.17





                     _____________________________________

                                 ATLANTICA - 1

                     _____________________________________



                              PROJECT DEVELOPMENT

                                      AND

                             CONSTRUCTION CONTRACT

                                     AMONG

                          ALCATEL SUBMARINE NETWORKS

                                      AND

                       ALCATEL SUBMARINE NETWORKS, INC.

                                      AND

                       ATLANTICA NETWORK (BERMUDA) LTD.

                     _____________________________________

                           Dated as of June 16, 1999

                     _____________________________________

                               TABLE OF CONTENTS

                         GENERAL TERMS AND CONDITIONS



Article                                                                                PAGE
-------                                                                                ----

1      Provision of System..........................................................      2
-      -------------------
2      Documents Forming the Entire Contract........................................      2
-      ------------------------------------
3      Definitions..................................................................      2
-      ----------
4      Contract Price...............................................................     12
-      -------------
5      Terms of Payment.............................................................     15
-      ---------------
6      Contract Variations..........................................................     18
-      ------------------
7      Responsibilities for Permits/Landing Licenses; Compliance with Laws..........     19
-      ------------------------------------------------------------------
8      Route Survey.................................................................     20
-      -----------
9      Acceptance...................................................................     20
-      ---------
10     Warranty.....................................................................    25
--     --------
11     Contractor Support...........................................................    29
--     ------------------
12     Purchaser's Obligations......................................................    30
--     -----------------------
13     Termination for Default......................................................    31
--     -----------------------
14     Termination for Convenience..................................................    33
--     ---------------------------

Article                                                                                PAGE
-------                                                                                ----

15      Suspension...................................................................    35
--      ----------
16      Title and Risk of Loss.......................................................    36
--      ----------------------
17      Force Majeure................................................................    36
--      -------------
18      Intellectual Property........................................................    37
--      ---------------------
19      Infringement.................................................................    41
--      ------------
20      Safeguarding of Information and Technology...................................    43
--      ------------------------------------------
21      Export Control...............................................................    44
--      --------------
22      Liquidated Damages...........................................................    44
--      ------------------
23      Limitation of Liability/Indemnification......................................    45
--      ---------------------------------------
24      Counterparts.................................................................    46
--      ------------
25      Design and Performance Responsibility........................................    46
--      -------------------------------------
26      Product Changes..............................................................    46
--      ---------------
27      Risk and Insurance...........................................................    47
--      ------------------
28      Plant and Work Rules.........................................................    50
--      --------------------
29      Right of Access and Audit....................................................    50
--      -------------------------
30      Quality Assurance............................................................    51
--      -----------------
31      Documentation................................................................    52
--      -------------

Article                                                                                PAGE
-------                                                                                ----

32      Training.....................................................................    52
--      --------
33      Settlement of Disputes/Arbitration...........................................    52
--      ----------------------------------
34      Applicable Law...............................................................    53
--      --------------
35      Notices......................................................................    53
--      -------
36      Publicity and Confidentiality................................................    54
--      -----------------------------
37      Assignment; Subcontractors...................................................    55
--      --------------------------
38      Relationship of the Parties..................................................    57
--      ---------------------------
39      Successors Bound.............................................................    57
--      ----------------
40      Article Captions.............................................................    57
--      ----------------
41      Severability.................................................................    57
--      ------------
42      Prime Contractor; Joint and Several Liability of the Contractor; Guarantors..    57
--      ---------------------------------------------------------------------------
43      Survival of Obligations......................................................    58
--      -----------------------
44      Non-Waiver...................................................................    58
--      ----------
45      Language; Interpretation.....................................................    58
--      ------------------------
46      Representations and Warranties...............................................    58
--      ------------------------------
47      Entire Agreement.............................................................    60
--      ----------------
48      Optional System Upgrades.....................................................    61
--      ------------------------

Article                                                                                PAGE
-------                                                                                ----

49      Integration of BUS-1 in System...............................................    62
--      ------------------------------
50      Optional System Extension....................................................    63
--      -------------------------
51      Time of the Essence..........................................................    64
--      -------------------

Exhibits and Appendices

EXHIBIT A     GUARANTY
EXHIBIT B     PERMIT LISTING
EXHIBIT C     PAYMENT ESCROW AGREEMENT
EXHIBIT D     FORMAT OF CONTRACTOR'S INVOICE CERTIFICATE
EXHIBIT E     FORMAT OF CERTIFICATE OF PROVISIONAL/COMMERCIAL
              ACCEPTANCE
EXHIBIT F     STATEMENT OF ORIGIN AND LIST OF SUBCONTRACTORS

APPENDIX 1    PROVISIONING SCHEDULE
APPENDIX 1A   UPGRADE PROVISIONING SCHEDULE
APPENDIX 1B   EXTENSION OPTION PROVISIONING SCHEDULE
APPENDIX 2    BILLING SCHEDULE AND MILESTONES
APPENDIX 2A   UPGRADE BILLING MILESTONES
APPENDIX 2B   EXTENSION OPTION BILLING MILESTONES
APPENDIX 3    PLAN OF WORK
APPENDIX 4    TECHNICAL VOLUME, SYSTEM DESCRIPTION
APPENDIX 5    TECHNICAL VOLUME, TECHNICAL INFORMATION

                            PROJECT DEVELOPMENT AND
                             CONSTRUCTION CONTRACT

          This Project Development and Construction Contract ("Contract") is
                                                               --------
made as of this 16th day of June, 1999 among (i) ALCATEL SUBMARINE NETWORKS (together with its permitted successors and assigns, "ASN"), a societe anonyme
                                                      ---
organized and existing under the laws of France, and having its principal office in Paris, France, and ALCATEL SUBMARINE NETWORKS, INC. (together with its permitted successors and assigns, "ASNI"), a corporation organized and existing
                                   ----
under the laws of the State of Delaware, United States, and having its principal office in Portland, Oregon, United States (ASN and ASNI are hereinafter collectively referred to as "Contractor" and are jointly and severally liable
                             ----------
for all obligations and liabilities of Contractor hereunder as more fully set forth in Article 42 hereof) and (ii) Atlantica Network (Bermuda) Ltd., a corporation organized and existing under the laws of Bermuda, and having its principal office in St. David's, Bermuda (hereinafter "Purchaser").
                                                       ---------

          WHEREAS, Purchaser desires to establish a fiber optic submarine cable system, to be known as the ATLANTICA-1 Submarine Cable System (hereinafter, and as more fully defined herein, the "System"), which will be used to provide
                                   ------
service between and among the United States mainland, Bermuda, Venezuela and Brazil; and

          WHEREAS, subject to the provisions of Sub-Article 6(B) hereof, the System will consist of the following Segments:

          Segment 1:     From Tuckerton, New Jersey to Boca Raton, Florida;

          Segment 2:     From Boca Raton, Florida to Punta Gorda, Venezuela;

          Segment 3:     From Punta Gorda, Venezuela to Fortaleza, Brazil;

          Segment 4:     From Fortaleza, Brazil to St. David's, Bermuda;

          Segment 5:     From St. David's, Bermuda to Tuckerton, New Jersey,
                         including the system called BUS-1 (which Segment 5 consists of BUS-1 which already has been built and is owned by Purchaser); and

          Segment 6:     From Fortaleza, Brazil to Rio de Janeiro, Brazil;

          WHEREAS, Contractor is in the business of designing, constructing, installing, supplying, delivering and manufacturing fiber optic submarine cable systems and is familiar with the general business of the fiber optic submarine cable system industry;

          WHEREAS, Purchaser seeks to purchase from Contractor and own Segments 1 through 4 and 6 of the System and wishes to engage Contractor to perform the Work in respect of the System (as hereinafter defined); and

          WHEREAS, Contractor is willing to perform the Work, as detailed in Appendix 4, on a turn-key, fixed-price basis in accordance with and subject to the terms hereof.

          NOW THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:


1    Provision of System
     -------------------

     In consideration of the Contract Price, the Contractor agrees to undertake and complete the Work and to provide the Purchaser with (a) the System (exclusive of Segment 6) meeting the System Performance Requirements on or before the Scheduled RFS Date, (b) Segment 6 meeting the System Performance Requirements on or before the Segment 6 Scheduled RFS Date, and (c) Segments 4 and 5 meeting the System Performance Requirements on or before the Segment 4/5 Scheduled RFS Date, in each case meeting the requirements of this Contract, all in accordance with the terms hereof.


2    Documents Forming the Entire Contract
     -------------------------------------

     This Contract consists of the terms and conditions set forth herein (the "Terms and Conditions") and the following documents (in the form of attachments,
---------------------
including appendices, attached hereto), which shall be read and construed as part of this Contract:

     .    Provisioning Schedule, Appendix 1
     .    Upgrade Provisioning Schedule, Appendix 1A
     .    Extension Option Provisioning Schedule, Appendix 1B
     .    Billing Schedule and Milestones, Appendix 2
     .    Upgrade Billing Milestones, Appendix 2A
     .    Extension Option Billing Milestones, Appendix 2B
     .    Plan of Work, Appendix 3
     .    Technical Volume, System Description, Appendix 4
     .    Technical Volume, Technical Information, Appendix 5

     In the event of any inconsistency between the Terms and Conditions and the above listed documents, the Terms and Conditions shall prevail. The Appendices listed above have no order of precedence.


3    Definitions
     -----------

     Except as otherwise defined, the following definitions shall apply throughout this Contract:

          AAA has the meaning set forth in Sub-Article 33(B).

          Acceptance Testing means with respect to a Segment or the System, the tests described in the System Commissioning and Acceptance section of Appendix 4, as such tests shall be developed pursuant to such section by mutual written agreement of the Parties with the concurrence of the Independent Engineer (or pursuant to Article 33 in the absence of such mutual agreement) and designed to verify that such Segment or the System meets the applicable System Performance Requirements.

          Access Rights means all ownership, easements, leases, wayleaves and/or other property rights, from both private and governmental entities, both on land and below the surface of the water (including, without limitation, agreements to use conduits and ducts, install manholes and to lease space in cable stations) necessary to access, use and occupy cable stations and the sites for cable stations (including, without limitation, to land and install the submarine cable and related equipment and to bring such cable from the ocean to the cable stations) in order for the Purchaser to own, operate and maintain the System.

          Actual Knowledge means the actual knowledge of any executives with management responsibility for this Contract.

          ASN has the meaning set forth in the first paragraph of this Contract.

          ASNI has the meaning set forth in the first paragraph of this Contract.

          Assignment has the meaning set forth in Sub-Article 37(A).

          Bankruptcy Event means an event specified in Sub-Article 13(A)(3) or 13(A)(4).

          Billing Milestones means the billing milestones set forth in Appendix
     2.

          Billing Schedule means the billing schedule attached hereto as Appendix 2.

          BUS-1 means the fiber optic cable system known as "BUS-1" connecting St. David's Bermuda and Tuckerton, New Jersey.

          Certificate of Commercial Acceptance means a certificate in the form of Exhibit E hereto issued by Purchaser in accordance with Sub-Article 9(D) to Contractor certifying that a Segment or the System, as applicable, is Ready for Commercial Acceptance.

          Certificate of Final Acceptance means a certificate issued by Purchaser in accordance with Sub-Article 9(E) to Contractor certifying that the System is Ready for Final Acceptance.

          Certificate of Provisional Acceptance means a certificate in the form of Exhibit E hereto issued by Purchaser in accordance with Sub-Article 9(C) to Contractor certifying that a Segment or the System, as applicable, is Ready for Provisional Acceptance.

          CIF means cost, insurance and freight, as defined in Incoterms.

          Commissioning Report has the meaning set forth in the System Commissioning and Acceptance section of Appendix 4.

          Confidential Information has the meaning set forth in Sub-Article
     36(B).

          Contract means this Project Development and Construction Contract, specifically consisting of the documents described in Article 2, and shall be deemed to include any amendments thereto or Contract Variations pursuant to Article 6 (Contract Variations).

          Contract Price means the Initial Contract Price, plus any variations pursuant to Article 6 (Contract Variations) to the extent provided under Sub-Article 4(A), Contract Taxes as set forth in Sub-Article 4(B) and other adjustments to the Contract Price provided for in this Contract.

          Contract Tax has the meaning set forth in Sub-Article 4(B)(1).

          Contract Variation has the meaning set forth in Sub-Article 6(A).

          Contractor means the entities that have collectively executed this Contract as the Contractor, jointly and severally, and that will be responsible for the performance of the Work under this Contract and shall include their permitted successors and/or assigns.

          Contractor Intellectual Property has the meaning set forth in Sub-
     Article 18(A).

          Date of Commercial Acceptance means the date that is determined in accordance with Sub-Article 9(D).

          Date of Final Acceptance means the date that is determined in accordance with Sub-Article 9(E).

          Date of Provisional Acceptance means the date that is determined in accordance with Sub-Article 9(C).

          Default means an Event of Default, as described in Sub-Article 13(A), or any event, condition or occurrence which, with the giving of notice or passage of time or both, would be an Event of Default.

          Default Date means, with respect to the Scheduled RFS Date, the Segment 4/5 Scheduled RFS Date or the Segment 6 Scheduled RFS Date, as the case may be, one-hundred (100) days after such Scheduled RFS Date.

          Defect and Defective each has the meaning set forth in Sub-Article 10(F).

          Deliverable Software has the meaning set forth in Sub-Article 18(C).

          Deliverable Technical Material has the meaning set forth in Sub-
     Article 18(B).

          Design Life Period has the meaning set forth in Sub-Article 10(B).

          Dispute Account means the Dispute Account to be created under the Payment Escrow Agreement.

          Dollars has the meaning set forth in Sub-Article 4(A)(1).

          Event of Default has the meaning set forth in Sub-Article 13(A).

          Extension Option Period has the meaning as set forth in Sub-Article 50(B).

          Final Commissioning Report has the meaning set forth in the System Commissioning and Acceptance section of Appendix 4.

          Final Survey Report means the final route survey report described in the Marine Operations section (Route Survey Reports subsection) of Appendix 4.

          Force Majeure has the meaning set forth in Sub-Article 17(A).

          Guarantor means Alcatel, a societe anonyme established in France and the ultimate parent company of the Contractor.

          Guaranty means the guaranty entered into by the Guarantor contemporaneously with the initial payment made by Purchaser to Contractor under this Contract in favor of the Purchaser in the form of Exhibit A hereto.

          Import Fiscal Costs has the meaning set forth in Sub-Article 4(B)(1).

          Incoterms means the International Chamber of Commerce, Guide to Incoterms (1990).

          Independent Engineer means Ricardo Espinoza or a similarly qualified successor in the capacity as the engineer to, and selected by, the financing sources secured in accordance with Sub-Article 37(C) who has agreed to be bound by the confidentiality provisions of this Contract and who is not affiliated with a competitor of Contractor or Purchaser. As between the Purchaser and the Contractor, the Independent Engineer, acting in accordance with this Contract, shall, solely for purposes of this Contract, be deemed to be acting on behalf of the Purchaser.

          Information has the meaning set forth in Sub-Article 20(A).

          Initial Contract Price has the meaning set forth in Sub-Article
     4(A)(1).

          Intellectual Property has the meaning set forth in Sub-Article 18(A).

          Landing Jurisdiction has the meaning set forth in Sub-Article 4(B)(1).

     Landing Licenses means, in the United States of America, a License to Land and Operate a Submarine Cable System pursuant to the Submarine Cable Landing License Act, 47 U.S.C. (S)(S) 34-39 and, in Bermuda, Venezuela and Brazil the comparable licenses which are required under the laws of Bermuda, Venezuela and Brazil.

     Laws means any laws, ordinances, regulations, rules, orders, proclamations, requirements of governmental authorities or treaties.

     Manufacturing Materials has the meaning set forth in Sub-Article 13(B).

     Notice of Termination has the meaning set forth in Sub-Article 14(A).

     Party(ies) means any of the Purchaser, ASN and/or ASNI, as appropriate.

     Pattern of Failure means any two or more failures of the same or similar mechanisms included in any portion of the System have occurred which show that a deterioration of the System performance will reasonably likely render or has rendered the System outside any of its prescribed specifications or System Performance Requirements, as detailed in Appendix 4, at any time during the Design Life Period.

     Payment Escrow Agent means Toronto Dominion Bank, in its capacity as escrow agent under the Payment Escrow Agreement, and its successors in such capacity.

     Payment Escrow Agreement means that Escrow Agreement to be entered into among the Prime Contractor, Purchaser, and the Payment Escrow Agent, substantially in the form of Exhibit C hereto, with such changes therein as are reasonably requested by the Payment Escrow Agent, as amended, modified or supplemented from time to time.

     Permits means all Access Rights, permits, pipeline and cable crossing agreements, approvals, "no objections", permissions-in-principle, authorizations, consents, customs clearances, registrations, certificates, rights-of-way, easements, certificates of occupancy, licenses, including without limitation, orders, vessel and crew authorizations/visas, permission for the operation of navigational aids and radio systems and similar authorizations necessary to complete the Work and operate and maintain the System (other than any of the foregoing (i) relating to the ownership, operation and maintenance of the System and not necessary until after the System is Ready for Final Acceptance, (ii) which is or would be needed by Purchaser to engage in any business outside the business relating to constructing, developing, owning, repairing, maintaining and improving, and operating a submarine cable system or
(iii) which is or would be needed at any time by any purchaser or lessee of capacity on the System or any portion thereof). Permits do not include Landing Licenses.

     Prime Contractor has the meaning set forth in Sub-Article 42A hereof.

     Prime Rate shall mean the prime rate (or base rate) announced by CitiBank, N.A. (whether or not such rate has actually been charged by such bank). If such bank discontinues the practice of announcing the Prime Rate, the "Prime Rate" shall mean the prime rate (or base rate) charged by any other bank (whose headquarters is in New York, New York) selected by mutual agreement of the Parties or pursuant to
Article 33.

     Provisioning Schedule means the price schedule attached hereto in Appendix
1.

     Purchase Taxes has the meaning set forth in Sub-Article 4(B)(1).

     Purchaser means Atlantica Network (Bermuda) Ltd. and shall include its permitted successors and assigns.

     Ready for Commercial Acceptance means

     (i)  for any Segment, that

          (a) if the System is not at the same time also Ready for Commercial Acceptance, the Purchaser has consented in writing (as confirmed by the Independent Engineer), in its sole discretion, to accept such Segment as Ready for Commercial Acceptance,

          (b) such Segment, as established by Acceptance Testing, has the ability to carry commercial traffic between the two landing points operating at an initial 20 Gb/s per fiber pair (with one fiber pair equipped for working and one fiber pair for protection) such that such Segment will meet performance criteria of ITU-T G.826 as defined in the System Performance section of Appendix 4 at the end of the Design Life Period and has line monitoring operating pursuant to the principals enunciated in ITU-T M.3010 and protection switching capability according to ITU-T G.841, Annex A and as set forth in the Technical Volume,

          (c) Contractor has tested and provided for interconnectivity capability to the Segment terminal equipment as described in Appendix 4 as established by Acceptance Testing,

          (d) Contractor has performed its obligations under Article 18 (Intellectual Property) then required to be performed by it,

          (e) all Permits have been obtained for such Segment in accordance with this Contract, and

          (f) the results of Acceptance Testing of such Segment demonstrate that such Segment has satisfied the System Performance Requirements for such Segment, and

     (ii) for the System, that

          (a) the System has the ability, as established by Acceptance Testing, to carry commercial traffic throughout the System operating at an initial 20 Gb/s per fiber pair (with one fiber pair equipped for working and one fiber pair for protection) such that the System will meet performance criteria of ITU-T G.826 as defined in the System Performance section of Appendix 4 at the end of the Design Life Period, has line monitoring and a network management system operating pursuant to ITU-T M.3010 and protection switching capability according to ITU-T G.841, Annex A,

          (b) Contractor has tested and provided for interconnectivity capability to the System terminal equipment as described in Appendix 4, as established by Acceptance Testing,

          (c) Contractor has performed its obligations under Article 18 (Intellectual Property) then required to be performed by it,

          (d) all Permits have been obtained for the System in accordance with this Contract and

          (e) the results of Acceptance Testing demonstrate that the System has satisfied the System Performance Requirements.

     Ready for Final Acceptance means

     (i)  for the System, that

          (a)(I) the System has, in accordance with the Acceptance Testing, successfully and continuously (other than by reason of Force Majeure in which case the test period shall be extended for a time period agreed between the Parties) functioned in compliance with the System Performance Requirements during the period of ninety (90) consecutive days after the Date of Provisional Acceptance or

          (II) if the System shall have failed to meet the System Performance Requirements at any time during such period (other than by reason of Force Majeure), the Contractor has corrected such failure and the System has, in accordance with the Acceptance Testing, successfully and continuously (other than by reason of Force Majeure in which case the test period shall be extended for a time period agreed between the Parties) functioned in compliance with the System Performance Requirements for such additional period of time not to exceed ninety (90) days (and not to end prior to the date ninety (90) days after the Date of Provisional Acceptance) as reasonably determined by the Purchaser (as confirmed by the Independent Engineer) as being sufficient to confirm that such failure has been corrected and that no other failures are likely to appear, and

          (b) all deficiencies noted in the Certificate of Provisional Acceptance have been corrected in accordance with this Contract (other than, at the election of Purchaser (as confirmed by the Independent Engineer), minor deficiencies which will not affect the operation of the System, in respect of which an equitable adjustment to the Contract Price shall be made), and

          (c) Contractor has complied in all respects with Article 18 (Intellectual Property), and

          (d) the results of Acceptance Testing of the System demonstrate that the System has satisfied the System Performance Requirements.

     Ready for Provisional Acceptance means

     (i)  with respect to any Segment,

          (a) if the System is not, at the same time, also Ready for Provisional Acceptance, the Purchaser has consented in writing (as confirmed by the Independent Engineer), in its sole discretion, to accept such Segment as Ready for Provisional Acceptance,

          (b) such Segment is complete in all material respects (and in any event is Ready for Commercial Acceptance),

          (c) the results of Acceptance Testing of such Segment demonstrate that such Segment has satisfied the System Performance Requirements,

          (d)  Contractor has substantially performed its obligations under
               Article 18 (Intellectual Property) then required to be performed by it, and

          (e) all Permits have been obtained for such Segment in accordance with this Contract, and

     (ii) with respect to the System, the System is (as established by Acceptance Testing) complete in all material respects (and in any event is Ready for Commercial Acceptance), and all Segments are Ready for Provisional Acceptance such that the System will meet performance criteria of ITU-T G.826 as defined in the System Performance section of Appendix 4 at the end of the Design Life Period, has line monitoring and a network management system operating pursuant to ITU-T
          M.3010 and protection switching capability according to ITU-T G.841, Annex A.

     Representatives has the meaning set forth in Sub-Article 36(B).

     Retainage means an amount equal to *

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

     Retesting has the meaning set forth in Sub-Article 9(B)(3).

     Route Survey means the route survey described in the Marine Operations section (Route Survey Reports subsection) of Appendix 4.

     Scheduled RFS Date has the meaning set forth in Sub-Article 9(A)(7).

     Scheduled Upgrade Date has the meaning set forth in Sub-Article 48(G).

     Sea State 5 has the meaning for such state of weather as described in the Douglas Sea Scale.

     Segment means Segment 1, Segment 2, Segment 3, Segment 4, Segment 5 or Segment 6, as the case may be.

     Segment 1 means the segment of the System from Tuckerton, New Jersey to Boca Raton, Florida, and landing in locations capable of interconnecting with major telecommunications carriers.

     Segment 2 means the segment of the System from Boca Raton, Florida to Punta Gorda, Venezuela, and landing in locations capable of interconnecting with major telecommunications carriers.

     Segment 3 means the segment of the System from Punta Gorda, Venezuela to Fortaleza, Brazil and landing in locations capable of interconnecting with major telecommunications carriers.

     Segment 4 means the segment of the System from Fortaleza, Brazil to St. David's, Bermuda and landing in locations capable of interconnecting with major telecommunications carriers.

     Segment 5 means the segment of the System from St. David's, Bermuda to Tuckerton, New Jersey, including the System called BUS-1, and landing in locations capable of interconnecting with major telecommunications carriers.

     Segment 6 means the segment of the System from Fortaleza, Brazil to Rio de Janeiro, Brazil and landing in locations capable of interconnecting with major telecommunications carriers.

     Segment 4/5 Scheduled RFS Date has the meaning set forth in Sub-Article 9(A)(7).

     Segment 6 Scheduled RFS Date has the meaning set forth in Sub-Article 9(A)(7).

     Software Escrow Agreement has the meaning set forth in Sub-Article 18(H).

     Special Upgrade has the meaning set forth in Sub-Article 48(G).

     Supplies means any and all goods, materials, plant, machinery, equipment, hardware, spare parts and items to be supplied or supplied by the Contractor under this Contract, including those items set forth on Appendix 1.

     Suspension means a suspension pursuant to Sub-Article 15(A) or 15(B).

     System means the four fiber pair submarine cable system consisting of Segments 1, 2, 3, 4 and 6 (at an initial capacity of 20 Gb/s on each of two fiber pairs, one working fiber pair and one protection fiber pair, with each fiber pair upgradeable to 320 Gb/s at the Date of Commercial Acceptance or the Date of Provisional Acceptance, as the case may be) and the two fiber pair submarine cable system consisting of Segment 5 named as BUS-1, at an initial capacity of 20 Gb/s on two fiber pairs with one working fiber pair and one protection fiber pair as more fully described in the System Description section of Appendix 4.

     System Extension has the meaning set forth in Sub-Article 50(A).

     System Performance Requirements means with respect to a Segment or the System, the applicable performance requirements set forth or to be developed by mutual written agreement of the Parties (and, with respect to those performance requirements to be mutually developed by the Parties, as accepted and approved by the Independent Engineer, which acceptance and approval shall not be unreasonably withheld) pursuant to the System Performance section of the System Description section of Appendix 4 (or pursuant to Article 33 in the absence of such mutual agreement).

     System Upgrade has the meaning set forth in Sub-Article 48(A).

     Tax means any tax, duty, levy, charge or custom imposed or collected by any taxing authority or agency (domestic or foreign).

     Technical Volumes means the Technical Volumes attached hereto as Appendices 4 and 5.

     Transfer Taxes has the meaning set forth in Sub-Article 4(B)(1).

     Upgrade Option Period has the meaning as set forth in Sub-Article 48(B).

     VAT has the meaning set forth in Sub-Article 4(B)(1).

     Warranty Period has the meaning set forth in Sub-Article 10(A).

     Work means all activities, labor, management, engineering, procurement and other work and services (other than the activities and services specified in this Contract to be provided by Purchaser) necessary to be performed or provided in developing, planning, designing, manufacturing, constructing, delivering, installing and testing the System, until the System is Ready for Final Acceptance, including without limitation, designating, coordinating and obtaining all Permits. Whether or not used in conjunction with the term "Supplies," the term "Work" shall always be deemed to include the provision of all of the Supplies.

     Year 2000 Compliant means, when used with respect to any software, firmware or materials, that such software, firmware or materials will operate accurately and, without interruption, accept, possess and in all manner retain full functionality, as detailed in the Technical Volume, when referring to, or involving, and process correctly any year, including any leap year, or date in the twentieth and twenty-first centuries; provided, however, that notwithstanding the description of full functionality in the Technical Volume, nothing therein will diminish Contractor's obligation to furnish software, firmware or materials that are Year 2000 compliant.


4    Contract Price
     --------------

     A.   Contract Price

          1. The initial Contract Price for the Work, in United States Dollars (US$ or "Dollars") is a fixed fee of US$* (the "Initial Contract
                       -------                                ----------------
              Price"). The Initial Contract Price does not include the cost of
              -----
              any (i) Contract Taxes as provided for in Sub-Article 4(B) and
              (ii) any Contract Variations. The Initial Contract Price includes, without limitation, all charges for CIF delivery of the Supplies, all costs and expenses incurred in obtaining all Permits and all costs and expenses incurred with respect to Supplies and preparation of cable stations for terminal equipment.

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.


          2. The Provisioning Schedule sets forth the Contractor's breakdown of the Initial Contract Price among various aspects of the Work. If the actual cost of any aspect of the Work is greater or less than that set forth in the Provisioning Schedule, such fact shall not cause any change in the Initial Contract Price.

          3. The Contractor and the Purchaser will share equally the costs and expenses of the Payment Escrow Agent.

          4. The Contractor will not arrange for any Permit which requires payments to be made by the Purchaser or made after the System is Ready for Provisional Acceptance, without the prior written consent of the Purchaser.

     B.   Taxes, Levies and Duties

          1. The Initial Contract Price, as stated in Sub-Article 4(A) above, excludes all Contract Taxes. For purposes of this Article the term "Contract Tax" means: (i) customs duties, value added taxes
               ------------
              ("VAT"), taxes, levies, fees and any similar fiscal cost imposed by the "Landing Jurisdiction" (the jurisdiction in which such
                      --------------------
              Supplies will be permanently located once incorporated into the System) on import of Supplies into the Landing Jurisdiction (hereinafter referred to collectively as "Import Fiscal Costs");
                                                        -------------------
              (ii) VAT, sales tax, business tax, general sales tax, consumption tax, goods and services tax and any similar taxes imposed by the Landing Jurisdiction on the transfer of ownership of the Supplies from the Contractor to the Purchaser or provision of services in the Landing Jurisdiction by the Contractor on behalf of the Purchaser (hereinafter referred to collectively as "Transfer
                                                                  --------
              Taxes"); and (iii) duties, levies, fees or fiscal stamps imposed
              -----
              in respect of Contract legalizations, and use or property taxes imposed on the value of the Contract, or a portion thereof, by a Landing Jurisdiction (excluding any property taxes imposed on property owned by the Contractor that is not intended to be incorporated into the System) (hereinafter referred to collectively as "Purchase Taxes"). Any Taxes not addressed in this
                               --------------
              Contract are to be borne by the party upon whom they are imposed by the tax authorities.

          2. The Purchaser (i) shall be ultimately responsible for the payment of all Contract Taxes and (ii) shall pay them directly to the tax authorities in a Landing Jurisdiction at the time they are payable to such tax authorities, provided that it has adequate notice that they will be imposed. The Contractor will use reasonable efforts to ensure that the Purchaser has adequate notice of Contract Taxes due under this Sub-Article 4(B).

          3. In the event that the Contractor pays Import Fiscal Costs and/or Purchase Taxes, the Contractor shall issue a request for reimbursement to the Purchaser within one month of the payment of the Import Fiscal Costs or Purchase Taxes, which request shall include evidence of the Contractor's payment of the relevant Tax. Within sixty (60) days of receipt of such request, the Purchaser will reimburse the Contractor, in US$, at the rate of exchange in force on the date the Contractor paid the relevant Tax. If the Contractor is required by a Landing Jurisdiction to charge Transfer Taxes to the Purchaser, the Purchaser will pay such Transfer Taxes to the Contractor, in US$, within sixty (60) days of receipt of invoices for the Transfer Taxes issued pursuant to and in compliance with the applicable regulations of the Landing Jurisdiction regarding Transfer Taxes .

          4.  Amounts owed pursuant to requests for reimbursement under Sub-
              Article 4(B)(3) that are not paid when due shall accrue late payment charges in accordance with the terms for payment of the Contract Price.

          5. If the Contractor shall become aware that it is entitled to receive a refund or credit from a relevant taxing or governmental authority in respect of a Contract Tax that the Purchaser has paid, the Contractor shall promptly notify the Purchaser of the availability of such refund or credit and shall, within thirty
              (30) days after receipt of a request by the Purchaser (whether as a result of notification that it has made to the Purchaser or otherwise), make a claim to such taxing or governmental authority for such refund or credit at the Purchaser's expense. If the Contractor receives the refund or credit, the Contractor shall within sixty (60) days from the date of receipt of the refund or credit pay it over to the Purchaser (including any interest paid or credited by the relevant taxing or governmental authority with respect to such refund or credit), net of all out-of-pocket expenses of the Contractor for obtaining the refund or credit; provided, however, that the Purchaser, upon the request of the
              --------  -------
              Contractor, agrees to repay the amount paid over to the Purchaser to the Contractor in the event the Contractor is required to repay such refund or credit to such relevant authority.

          6. The Contractor agrees to use reasonable efforts, including, without limitation, registering for VAT and any applicable Transfer Taxes in any country, state or other jurisdiction where legally required, to cooperate with and assist Purchaser in its efforts (i) to have Supplies made exempt from Contract Taxes, whether in the manufacture of the Supplies or related to the importation or location or installation of the Supplies; (ii) to request revisions, drawbacks, remissions, reclassifications or the like to the jurisdictions identified by the Purchaser; or (iii) to reduce or eliminate Contract Taxes (including the provision of applicable certifications and forms) and to obtain any available refunds of Contract Taxes, provided that the Contractor shall not be required to act other than in accordance with the relevant Laws then in force. The Purchaser shall reimburse the Contractor, in accordance with Article 5, for any reasonable out-of-pocket costs (including the reasonable fees and expenses of legal counsel, accountants and other advisors) incurred by the Contractor under this Sub-Article 4(B)(6) provided that Purchaser was notified in advance of and has consented to the incurrence of such costs, fees and expenses. Contractor shall not be required to cooperate with and assist Purchaser in its efforts under this Sub-Article 4(B)(6) or to take any action hereunder which in the Contractor's good faith judgment would incur any costs or if in Contractor's good faith judgment it would be advisable to obtain the advice of counsel, accountants or other advisors prior to cooperating with or assisting Purchaser or taking any action, unless in each case, Purchaser has agreed to reimburse Contractor under the foregoing proviso.

          7. As part of the Work, the Contractor shall obtain at its cost and expense, on Purchaser's behalf, any import license or other official authorization and carry out all customs formalities necessary for the importation or exportation of Supplies in connection with such Work. The Purchaser agrees to be the

              Importer or Exporter of Record or designate an Importer or Exporter of Record/Consignee on its behalf. Purchaser must provide a Letter of Authorization from any third party designate stating it agrees to be the Importer or Exporter of Record on Purchaser's behalf and identify the name and address of the designated Importer or Exporter of Record.

          8. The Supplies to be installed or held on land shall, at the cost and expense of Contractor, be delivered to, unloaded and stored at the agreed point at the named place of destination and shall be consigned at such point to the Purchaser; provided, that risk of loss and title to the Supplies shall pass in accordance with Sub-
              Article 9(F).

     C.   Withholding Tax

          1. If any withholding for any Tax other than a Contract Tax is required by any Law as modified by applicable treaties in respect of any payment to the Contractor, the Purchaser shall (i) withhold the appropriate amount from such payment, and (ii) pay such amount to the relevant authorities in accordance with applicable Laws.

          2. To the extent reasonably possible, before withholding any such Tax in respect of any payment to the Contractor, the Purchaser shall inform the Contractor of the withholding requirement.

          3. The Purchaser shall provide to the Contractor, as soon as reasonably practicable, a certified copy of an official tax receipt for any Tax which is withheld from any payment due to the Contractor. All such receipts shall be in the name of the Contractor. The Contractor agrees to complete accurately and timely provide to the Purchaser or, if required, to the applicable taxing authority, such forms, certifications or other documents as may be requested in a timely manner by the Purchaser, in order to allow it to make payments to the Contractor without any deduction or withholding on account of such Taxes (or at a reduced rate thereof) or to receive a refund of any amounts deducted or withheld on account of such Taxes.


5    Terms of Payment
     ----------------

     A.  General Conditions of Payment

          1. All payments shall be made and all invoices shall be rendered in Dollars. The payor hereunder shall be responsible for and shall pay all costs and fees for payment, as well as the banking and wiring costs. All banking documents and correspondence must be in English.

B.  Invoice Procedures

        1. All invoices for Work shall be submitted according to the Billing Schedule, provided that the appropriate Billing Milestones have been achieved; provided, further that Contractor may invoice Purchaser in advance of the specified Billing Schedule date when Contractor has achieved the corresponding Billing Milestone. All invoices for Work shall have a certificate in the form of Exhibit D attached.

        2. Any Contract Variation shall be invoiced and paid in accordance with the terms of the Contract Variation as specified in Article 6 (Contract Variations).

        3. Invoices for amounts not described in Sub-Sections 1 and 2 above, which may become payable hereunder by the Purchaser, shall be submitted after applicable costs have been incurred or such other time as may be specified in this Contract. Such invoices shall be payable at a reasonable bank rate of exchange (to be agreed to by the Parties) applicable at the time such costs were paid by the Contractor, and shall be accompanied by a certificate of the Contractor explaining such amount and certifying that it is payable.

        4. The Contractor shall render all invoices to the following address or facsimile number (or such other address as may be specified from time to time by the Purchaser):

                         Atlantica Network (Bermuda) Ltd.
                         2 Carter's Bay Road
                         Southside, St. David's DDO2
                         Bermuda
                         Attention:  Chief Financial Officer

                         With a copy to:
                         it-International Telecom Ltd.
                         The Howard Centre
                         2 Harbour Exchange Square
                         London E14 9GE
                         England
                         Attention:  Ricardo Espinoza

C.  Payment Procedures

        1. The Purchaser shall pay the Contractor, and the Contractor shall accept payment, in accordance with this Article 5 (Terms of Payment). All payments due and owing to the Contractor shall be paid to the Prime Contractor (and each invoice shall so provide) and payment to the Prime Contractor shall be deemed payment to the Contractor. Any amounts received by the Prime Contractor shall be deemed to have been received by the Prime Contractor in its capacity as agent of the Contractor. The Prime Contractor shall pay such amounts to the Contractor net of any applicable taxes or levies that may be imposed on the Contractor.

     2. Purchaser agrees to pay an initial payment to Contractor in the amount of US$* on July 15, 1999. Failure to receive this payment shall entitle Contractor to immediately suspend Work hereunder.

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.


     3. Invoices shall be given to the Purchaser and the Independent Engineer on the fifteenth (15th) day of any month, subject to Sub-Article 5(C)(5) below, and shall be due and payable on the later to occur of the last day of the next month or forty-five (45) days from the Purchaser's receipt of the invoice (the "Payment Date").
                                                  ------------

     4. Invoices or amounts owed which are not paid when due shall accrue late payment charges from the day, following the day, on which payment was due until the day on which it is paid. Invoices for such extended payment charges shall not be issued for an amount less than U.S. $1,000. Late payment charges shall be computed at the rate of the Prime Rate plus 2%.

     5. In the event that the Purchaser has an objection to any invoice, the Purchaser shall notify the Contractor by the Payment Date and the Purchaser and Contractor shall make every reasonable effort to settle promptly the dispute concerning the payment(s) in question. Failure to notify or pay the Contractor by the Payment Date shall entitle the Contractor, under Sub-Article 15(B), to suspend Work hereunder. In the event such dispute is not settled by the Payment Date, the Prime Contractor and the Purchaser will execute and deliver a Payment Escrow Agreement substantially in the form of Exhibit C hereto, with such changes therein as the Payment Escrow Agent may reasonably request, and the Purchaser will have the right to withhold payment of the disputed amount(s) (or withhold from the invoice amount a sum equal to the amount purportedly owing by Contractor to Purchaser hereunder) so long as it deposits, in full, such disputed amount(s) into the Dispute Account. In the event payment is made under the Payment Escrow Agreement, Contractor shall continue to perform the Work hereunder.

         (a) Provided such disputed amount is placed into the Dispute Account in a timely manner, the Purchaser shall not be deemed to be in breach of or in default for failing to pay Contractor.

         (b) The Payment Escrow Agent will distribute the disputed amount in accordance with the terms of the Payment Escrow Agreement.

         (c) In addition, the prevailing Party shall be entitled to receive from the Dispute Account an amount equal to the interest earned by the

                    Payment Escrow Agent on the distributed, disputed amount, which shall be distributed by the Payment Escrow Agent under clause (b) above.

          6. The Purchaser shall make timely payments for that portion of the invoice not in dispute in accordance with Sub-Article 5(C) or such payments will be assessed extended payment charges as set forth in Sub-Article 5(C)(4). Pending resolution of the dispute, the Purchaser may not withhold payment (unless also subject to dispute) on any other invoice concerning different goods and/or services submitted by Contractor.


6    Contract Variations
     -------------------

     A. Either Party may request, during construction of the System, by written order, a contract variation requiring additions or alterations to, deviations or deductions from the System ("Contract Variation"). If the other Party consents,
                             ------------------
in its sole discretion, this change will be formalized as an amendment to this Contract by a Contract Variation; provided, that the Contractor will not
                                  --------
unreasonably withhold its consent to a Contract Variation requested by the Purchaser.

     B. A Contract Variation shall not become effective unless and until the price adjustment, the terms and schedule of payment and the extension or reduction of time and all other terms have been mutually agreed upon by the Parties (and the Parties shall act reasonably and in good faith in connection with all such terms) and such Contract Variation is signed by an authorized representative of each of the Purchaser and the Prime Contractor. Each Contract Variation shall be incorporated as an amendment to this Contract.

     C. Contractor may seek a Contract Variation for any change, after the date hereof, of any Law (except those, and to the extent, affecting only Taxes or wages) which requires a change in the Work or affects the costs (other than Taxes or wages) incurred or to be incurred by the Contractor or any combination of the foregoing and Purchaser shall agree to any such change in Work as may be required and, subject to Sub-Article 4(A), to an equitable adjustment to the Contract Price. In such event, Contractor shall use its best endeavors to minimize any increase in cost arising out of a change in Law. As of the date hereof, neither Party has Actual Knowledge of any proposed change in any Law that would require a change in the Work.

     D. The Parties shall negotiate appropriate Contract Variations in good faith to finalize the scope of the Work required for the land acquisition and/or lease and civil works (i.e., construction) associated with the provision of
                       ----
cable stations, and access thereto, such negotiations to be completed by July 15, 1999. Subject to completion of negotiations by the date specified in the preceding sentence, no Contract Variation referred to in this Sub-Article 6(D) shall result in an extension of the Scheduled RFS Date, the Segment 6 Scheduled RFS Date or the Segment 4/5 Scheduled RFS Date.

7    Responsibilities for Permits/Landing Licenses; Compliance with Laws
     -------------------------------------------------------------------

     A. The Purchaser shall reasonably cooperate with and assist the Contractor to obtain all Permits, to the extent that Purchaser's cooperation and assistance are necessary for Contractor to expeditiously and cost-efficiently obtain such Permits. The Purchaser agrees to respond promptly to any such request from Contractor. Further, the Purchaser agrees that it will not impede or interfere with Contractor's activities or Contractor's abilities to perform its obligations. Upon notice from Contractor with respect to a Permit or receipt by Purchaser of a copy of a Permit, Purchaser shall use reasonable efforts to fulfill all conditions of such Permit and perform all responsibilities thereunder, except to the extent that such conditions or responsibilities are those of the Contractor under or relating to the Work or as provided in Sub-Articles 4(A)(4) and 7(B). Contractor will inform Purchaser as to any such conditions or responsibilities that are not ordinary and routine and obtain Purchaser's written consent thereto prior to arranging for any such Permit.

     B. The Contractor shall have the responsibility for obtaining and shall use its best efforts to obtain as soon as reasonably practicable and at Contractor's cost and expense, all Permits. With respect to any interest in real property, Contractor shall (unless Purchaser otherwise requires), to the extent practicable, obtain title directly in the name of the Purchaser or its designee. The Contractor will cause, at its cost and expense, all Permits not issued in the name of Purchaser to be freely assignable to Purchaser, and to be assigned to Purchaser at the time title to the System is transferred to Purchaser pursuant to this Contract. Contractor will cause all Permits to provide that any payments thereunder are the obligation of Contractor and not of Purchaser.

     C. The Purchaser shall be responsible for obtaining, at its expense (but shall not be liable for its failure to obtain), Landing Licenses. The Contractor will cooperate with the Purchaser in connection therewith.

     D. Any delay in obtaining or failure to obtain any Permit shall constitute Force Majeure and be treated as described in Article 17 (Force Majeure), except to the extent such delay is a result of Contractor's negligence, willful misconduct or breach of this Contract.

     E. Except with respect to variations necessitated by complying with any changes, enacted after the date hereof, in any Laws (the costs with respect to which shall be borne by the Contractor and/or the Purchaser to the extent provided in this Contract), the Contractor shall be responsible for the payment of any and all costs incurred as a result of the need to vary design, drawings, plans or procedures to comply with any of the circumstances set forth in this Article. The Contractor shall, before making any variations from the designs, drawings, plans or procedures that may be necessitated by so complying with any Laws and that would represent a change to the design of the System, give to the Purchaser written notice, specifying the variations proposed to be made, and the reasons for making them. As of the date hereof, neither Party has Actual Knowledge of any proposed changes in the Laws which would necessitate any such variation.

     F. The Contractor shall (i) give all notices required by any Laws to be given to any authority and (ii) perform or permit the performance by authorized persons of any inspection required by the said Laws in connection with Work performed under this Contract.

     G. As part of the Initial Contract Price, the Contractor shall obtain, at its own risk and expense, any export and import license and other official authorization and carry out all customs formalities for the exportation and importation of Supplies and, where necessary, for their transit through another country.

     H. Further to the Permit Listing in Exhibit B, within 30 days after the date of execution of this Contract, the Contractor will prepare and deliver to the Purchaser an updated list of Permits that to its knowledge are required to be obtained under current Law in order to complete the Work and shall update such list from time to time as it becomes aware of changes in Permit requirements. Such list, as updated from time to time, shall set forth the projected dates of filing for such Permits and an estimate of when such Permits are expected to be obtained. Without limiting Contractor's liabilities in respect of Sub-Articles 7(B) and (G), Contractor shall have no liability in respect of the accuracy of the information furnished under this Sub-Article, except in the case of gross negligence or willful misconduct.

     I. Contractor, in performing the Work, shall comply with all applicable Laws, including, without limitation, all employment, safety and environmental laws.

     J. Contractor is responsible for notifying any third party cable or pipeline owner or operator whose system could be impacted by a System cable crossing or by the proximate location of any portion of the System.


8    Route Survey
     ------------

     A. The Contractor shall conduct the Route Survey and select the cable route for the System (other than with respect to BUS-1) in accordance with the information in the Final Survey Report. Contractor shall be permitted to make changes, at its discretion, to the route selection (other than with respect to BUS-1), if necessary for operational reasons without additional cost to Purchaser.

     B. Any changes to the route selection requested by Purchaser shall be treated as a Contract Variation in accordance with Article 6 (Contract Variations).


9    Acceptance
     ----------

     A.  General

          1. The Acceptance Testing shall be performed by the Contractor at its cost and expense. The Purchaser and its designated representatives (including the Independent Engineer) may observe, at their own expense, the Contractor's tests and review the test results. Purchaser may request and conduct any additional tests, at its own expense (except where the additional test establishes that the Work in question has not been performed in strict compliance with this Contract, in which case Contractor shall bear the cost of such test), but any delay caused by such process shall be a Force Majeure event except where any such test establishes that the Work or portion thereof that is subject to such test has not been performed in strict compliance with this Contract. To the extent Acceptance Testing criteria have not been established with respect to a given portion of the System as of the date of this Contract, the Parties agree to cooperate in promptly establishing appropriate criteria as is reasonable under the circumstances.

2. Until the Date of Final Acceptance of the System, the Purchaser agrees to allow Contractor reasonable access to all Segments of the System, subject to the terms of the Permits and Landing Licenses and provided that such access does not unduly interfere with service of the System.

3. The Purchaser (together with the Independent Engineer) shall issue a Certificate of Commercial Acceptance if the provisions of Sub-Article 9(D)(1) are satisfied.

4. Once a Segment or the System is Ready for Provisional Acceptance, the Purchaser shall issue a Certificate of Provisional Acceptance (subject to the approval of the Independent Engineer), provided, that it is within the Purchaser's sole discretion as to whether to accept a Segment instead of the System.

5. Once the System is Ready for Final Acceptance, the Purchaser (subject to the approval of the Independent Engineer) shall issue a Certificate of Final Acceptance.

6. The Purchaser (or the Independent Engineer) shall not unreasonably withhold or delay issuance of a Certificate of Commercial Acceptance, a Certificate of Provisional Acceptance or a Certificate of Final Acceptance, as applicable.

7. The Contractor agrees that, except with respect to Segment 6, the Date of Provisional Acceptance of the System or Date of Commercial Acceptance of the System will occur by December 30, 2000 (as such date may be extended under
    Article 6 (Contract Variations), Article 17 (Force Majeure) or otherwise under this Contract or by written agreement of the Parties (the "Scheduled
                                                                     ---------
    RFS Date")). The Contractor agrees that, with respect to Segment 6, the Date
    --------
    of Provisional Acceptance or Date of Commercial Acceptance will occur by February 16, 2001 (as such date may be extended under Article 6 (Contract Variations)) (the "Segment 6 Scheduled RFS Date"). The Contractor further
                       ----------------------------
    agrees that, with respect to Segments 4 and 5, the Date of Provisional Acceptance or Date of Commercial Acceptance will occur by September 30, 2000 (as such date may be extended under Article 6 (Contract Variations)) (the "Segment 4/5 Scheduled RFS Date").
     ------------------------------

8. The Date of Commercial Acceptance, Date of Provisional Acceptance and Date of Final Acceptance, as the case may be, shall be deemed to have occurred with respect to a Segment or the System, as applicable, if a Certificate of Commercial Acceptance, a Certificate of Provisional Acceptance or a Certificate of Final Acceptance, as applicable, is issued with respect thereto.

B. Notice of Acceptance or Rejection

     1. Within thirty (30) days of receipt by Purchaser and the Independent Engineer of the Commissioning Report, the Purchaser (subject to confirmation by the Independent Engineer) must issue notification to the Contractor of the following:

          (a) issuance of a Certificate of Provisional Acceptance in accordance with Sub-Article 9(C); or

          (b) rejection of a Certificate of Provisional Acceptance, but instead issuance of a Certificate of Commercial Acceptance in accordance with Sub-Article 9(D) below; or

          (c) rejection of the Segment or the System in its existing condition and issuance of neither a Certificate of Provisional Acceptance nor a Certificate of Commercial Acceptance, with, in the case of the System, a written explanation of reasons for rejection (it being understood that acceptance of a Segment instead of the System is at the sole discretion of the Purchaser).

                    If the Purchaser or the Independent Engineer fails to respond with such notification within thirty (30) days, then the Date of Provisional Acceptance of the Segment (subject to Purchaser's written consent) or the System shall be deemed to be the date such Commissioning Report was received by the Purchaser.

     2. On receipt of a notice from the Purchaser pursuant to Sub-Articles 9(B)(1)(b) or (c) above, the Contractor shall be entitled to address any disputes and explain any discrepancies to the Purchaser regarding the results of the Acceptance Testing. Unless Purchaser, for good cause, rejects such explanation, it shall issue a new notice pursuant to Sub-Article 9(B)(1) above, which shall be deemed to have been issued on the date of the original notice.

     3. In case of rejection, and if the explanation by the Contractor as referred to in Sub-Article 9(B)(2) above is not accepted, for good cause, by the Purchaser, the Contractor shall, at Contractor's expense, carry out the necessary corrective actions and will effect a new series of Acceptance Testing ("Retesting"). After receipt by
                                             ---------
          Purchaser and the Independent Engineer of the new Commissioning Report describing the results of Retesting, the

          Purchaser will be granted a new period of thirty (30) days to analyze the new Commissioning Report according to the provisions of Sub-
          Article 9(B)(1) and any new notice of the Purchaser shall apply from the date the Purchaser receives such new Commissioning Report.

C. Provisional Acceptance

     1. The Certificate of Provisional Acceptance may have annexed to it a list of all outstanding Work to be completed and deficiencies to be corrected by the Contractor in accordance with this Contract. The Contractor shall, at its expense and as soon as reasonably practicable, correct such deficiencies and complete the Work indicated on all such listed items so as to comply with the requirements of this Contract, provided that the Purchaser allows Contractor the necessary access to the Segment(s) as the Contractor reasonably needs and as allowed under the Permits and Landing Licenses to correct such deficiencies and complete the Work. The Contractor shall give the Purchaser reasonable notice of its requirement for such access. Notwithstanding the above, provided that Contractor has been allowed access to the Segment(s) as required in Sub-Article 9(A)(2), the Contractor shall continue to carry the risk of loss for any deficient Supply and Work until such deficiency is no longer outstanding.

D. Commercial Acceptance

     1. A Certificate of Commercial Acceptance shall be issued by Purchaser and provided the Contractor accepts, with respect to a Segment or the System if the results of the Acceptance Testing demonstrate that such Segment or the System does not justify the issuance of a Certificate of Provisional Acceptance, but nevertheless, such Segment or the System is Ready for Commercial Acceptance; provided, that acceptance of a Segment instead of the System shall be in the sole discretion of the Purchaser (as confirmed by the Independent Engineer).

     2. Each Certificate of Commercial Acceptance shall have annexed to it a mutually agreed list of all outstanding Work to be completed and deficiencies to be corrected by the Contractor in accordance with this Contract.

     3. The Contractor shall, at its expense and as soon as reasonably practicable, correct such deficiencies and complete the Work indicated on such list, so as to comply with the requirements of this Contract, provided that the Purchaser allows Contractor (to the extent Purchaser has the right to do so) the necessary access to the Segment(s) as the Contractor reasonably needs to remedy such outstanding items. The Contractor shall give the Purchaser reasonable notice of its requirement for such access. Notwithstanding the above, provided that Contractor has been allowed access to the Segment(s) as required in Sub-Article 9(A)(2), the Contractor shall continue to carry the risk of loss for any deficient Supply and Work until such deficiency is no longer outstanding.

     4. When the outstanding deficiencies referenced in Sub-Article 9(D)(3) above have been remedied and completed, and the Segment(s) is otherwise Ready for Provisional Acceptance in accordance with this Contract, the Purchaser (as confirmed by the Independent Engineer) will promptly issue a Certificate of Provisional Acceptance; provided,
                                                                       --------
          that acceptance of a Segment instead of the System shall be in the sole discretion of the Purchaser.

     5. The issuance of a Certificate of Commercial Acceptance with respect to a Segment shall in no way relieve the Contractor from its obligation to provide a Segment conforming with the System Performance Requirements at the time of the issuance of a Certificate of Commercial Acceptance. Moreover, the issuance of a Certificate of Commercial Acceptance for a Segment or the System shall not be in lieu of the issuance of a Certificate of Provisional Acceptance for each Segment and the System and the Contractor shall still be required to achieve the Ready for Provisional Acceptance standard with respect to each Segment and the System.

E. Final Acceptance

     1. Within thirty (30) days of the date of receipt by Purchaser and the Independent Engineer of the Final Commissioning Report, the Purchaser shall issue a Certificate of Final Acceptance or reject such Report. If the Purchaser neither issues a Certificate of Final Acceptance nor rejects such Report within such thirty (30) day period, then the Date of Final Acceptance of the System shall be deemed to be the date such Final Commissioning Report was received by the Purchaser.

F. Title and Risk of Loss

     1. If the Purchaser, in its sole discretion, chooses to accept a Segment prior to accepting the System, then upon payment of all amounts listed in the Billing Schedule with respect to such Segment (other than the Retainage applicable to such Segment) and the issuance of a Certificate of Commercial Acceptance or a Certificate of Provisional Acceptance with respect to such Segment by the Purchaser in accordance with this Contract, title (free and clear of all liens other than those deriving through or from the Purchaser) to such Segment and all Supplies incorporated into and/or attached to such Segment shall pass to and vest in the Purchaser.

     2. Upon (i) payment of all amounts listed in the Billing Schedule with respect to the System (other than the Retainage) and (ii) the issuance of a Certificate of Commercial Acceptance or a Certificate of Provisional Acceptance with respect to the System by the Purchaser in accordance with this Contract, title

               (free and clear of all liens other than those deriving through or from the Purchaser) to the System and all Supplies attached to and/or incorporated into the System shall pass to and vest in the Purchaser.

          3. As from the date of vesting of title in a Segment or the System, as applicable, the Purchaser shall, except as set forth in the following sentence, assume the risk of loss in respect of all parts of such Segment or the System, as applicable, and responsibility for its maintenance. As stated in Sub-Article 9(A)(2), the Contractor will be allowed access to such Segment, and, so long as the Contractor has been allowed access to such Segment as may be required in accordance with Sub-Article 9(A)(2), the Contractor shall continue to carry the risk of loss with respect to each deficient Supply and Work under Sub-Article 9(C)(1) and/or 9(D)(2) until such deficiencies are no longer outstanding.

          4. Upon passage of title to a Segment or the System, as the case may be, Contractor shall deliver written evidence thereof in substantially the form of Exhibit E hereto.


10   Warranty
     --------

     A. Except as provided in Sub-Article 49(C), Contractor represents and warrants that the System and the Supplies shall be free from Defects and shall otherwise comply fully with all of the terms and provisions of this Contract, including the requirement that the System fully meet all of the System Performance Requirements (collectively, the "Warranty") for a period commencing
                                             --------
on the first Date of Provisional Acceptance for any Segment and ending *
after the last Date of Provisional Acceptance of any Segment (hereinafter "Warranty Period").
 ---------------

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.


          1. The Contractor shall promptly and fully cure, at its sole cost and expense, by repair or replacement, at its sole option, any breach of the Warranty if notice of such breach is provided to Contractor prior to the expiration of the Warranty Period, including any breach which may become apparent or be discovered due to imperfect workmanship, faulty design or faulty Supplies, or any act, neglect or omission on the Contractor's part, whether in connection with the System or to property not constituting a portion of the System that is damaged or harmed by such breach.

               (a) In making such repairs, Contractor may make changes to the System or substitute Supplies of later or comparable design, provided the changes, modifications, or substitutions are made in accordance with this Contract and, under normal and proper use do not cause the System to fail to meet any of the System Performance Requirements.

               (b) The Contractor shall use reasonable efforts to minimize the period of time that any Segment or the System is out of service for testing and repair. The Purchaser agrees to cooperate with the Contractor to facilitate the Contractor's repair activity.

               (c) It is understood that if there is any breach of the Warranty, the Purchaser may at any time (but it shall have no obligation to) dispatch the maintenance authority to effect repairs and/or replacements and the Contractor shall promptly reimburse the Purchaser for the cost thereof. The Contractor shall be given advance notice and be entitled, at its cost and expense, to have a representative on board ship to observe at sea repairs and shall be given the earliest possible notice of any such repair.

               (d) In the event that the Contractor fails to commence making provision for any repair and/or replacement required pursuant to this Article 10 within thirty (30) days after receipt of notice from Purchaser and/or fails to use all reasonable efforts to minimize the period of time that any Segment or the System or any portion thereof is out of service for repair and/or replacement, the Purchaser may effect the repair and/or replacement and the Contractor shall promptly reimburse the Purchaser for the cost thereof. The Contractor shall be given advance notice and be entitled, at Contractor's cost and expense, to have a representative on board ship to observe at sea repairs and shall be given the earliest possible notice of any such repair.

     Subject to Sub-Article 10(D), any repair and/or replacement by any maintenance authority or on behalf of the Purchaser shall not in any way diminish the Contractor's obligation with respect to the Warranty. Moreover, such remedy by the Purchaser shall not limit or nullify any other obligations of the Contractor under this Contract or the Purchaser's other rights under this Contract. Any Supplies discovered to be Defective or faulty and recovered during a repair pursuant to this Article 10 shall be returned to the Contractor at its request, and at Contractor's cost and expense.

          2. The Contractor shall, at its cost and expense, cure fully any breach of the Warranty and shall supply all necessary repair materials, including Supplies. However, the Contractor may use, with the written consent of the Purchaser, which shall not be unreasonably withheld, the materials needed to effect a repair from the Purchaser's available spare materials. The Contractor shall promptly replace (at a time mutually agreed to by the Parties), at its cost and expense, in kind such materials supplied from the Purchaser's spare materials or, at the option of Purchaser, reimburse Purchaser for such materials at the original purchase price.

          3. The Contractor represents and warrants that, until the expiration of the Warranty Period, the Work will be performed in a workmanlike manner using materials free from Defects except when such materials are provided by the Purchaser (it being understood that all materials arranged for directly by Contractor, whether or not purchased in the name of Purchaser, are not materials provided by the Purchaser). If any Work proves to be not so performed and Purchaser notifies the Contractor prior to the expiration of the Warranty Period, the Contractor will promptly correct the Defect at Contractor's cost and expense.

          4. Any Supply or Work which replaces any Defective Supply or Work during the Warranty Period shall be subject to a further Warranty Period of two (2) years. However, the Warranty Period shall never exceed five (5) years from the Date of Provisional Acceptance of the System.

          5. The Contractor shall be responsible for enforcing the warranties of all subcontractors (including vendors of Supplies) during the Warranty Period.

     B. The System is designed to operate in accordance with the System Performance Requirements for a period of twenty-five (25) years from the Date of Provisional Acceptance (whether or not any System Upgrades are done) (the "Design Life Period"). The Contractor represents and warrants that (i) the
 ------------------
System shall be designed so that until the * of the Date of Provisional Acceptance of the System, no Pattern of Failure shall occur, (ii) the System shall be designed with sufficient transmission margin to be upgradeable to a capacity of 320 Gb/s per fiber pair, and (iii) until the * of the Date of Provisional Acceptance of the System, no design defect shall occur with respect to the System or any portion thereof which causes or is reasonably likely to cause the System or any portion thereof to fail to operate in accordance with the System Performance Requirements at any time during the Design Life Period. In the event the Contractor breaches any of the representations and warranties referred to in this Sub-Article 10(B), Contractor shall, at its cost and expense, promptly effect such reengineering and redesign and make such repairs and/or replace such Supplies as may be necessary to correct such breach. The Contractor shall bear the costs of all repairs and Supplies and of the reengineering and redesign necessary to effect such repairs and replacements. The Contractor represents and warrants that all Deliverable Software and Deliverable Technical Materials are Year 2000 Compliant.

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

     C. The representations and warranties provided above in Sub-Articles 10(A) and (B) by the Contractor shall not apply to Defects or failures of performance, to the extent resulting from damage caused by improper acts or omissions of the Purchaser or its agents, employees or representatives or third parties (other than the Contractor, its agents and subcontractors), or which result from improper modifications, misuse, neglect, accident or abuse, or improper repair, storage or maintenance by other than the Contractor or its agents or subcontractors, or use in a manner not in accordance with the System Description in Appendix 4.

     D. THE WARRANTY IN THIS ARTICLE 10 IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WHICH ARE SPECIFICALLY DISCLAIMED; PROVIDED, HOWEVER, THAT NOTHING IN THIS ARTICLE 10 IS A LIMITATION ON ANY WARRANTY OF TITLE OR ANY OTHER REPRESENTATION AND WARRANTY EXPRESSLY SET FORTH IN THIS CONTRACT.

     E. The Contractor shall, in accordance with its normal operating practices, investigate at its cost and expense any Supply repaired or replaced pursuant to this Article 10 to determine the type of Defect and the cause of failure of the Supply. The Contractor shall provide a written report to the Purchaser on the results of the investigation, if any.

     F.

          1.   Standard of Work and Supplies.
               -----------------------------

               (a) The Contractor shall ensure that all Work performed hereunder, all Supplies and the System (during construction and when constructed), shall strictly comply with the System Performance Requirements and Appendix 4 and all other requirements and provisions of this Contract, including, without limitation, insurance requirements and applicable Laws.

               (b) Any Work or Supply that fails to satisfy the following requirements and standards is referred to herein as "Defective," and the condition causing such Work or Supply
                     ---------
                    to be Defective is referred to herein as a "Defect": new and
                                                                ------
                    undamaged, good and workmanlike, free from defects at the time installed and at all times through the end of the Warranty Period (including any defects in condition, quality, workmanship and design, and defects arising from normal weather conditions and normal use provided that maintenance is provided by the Purchaser consistent with the practices of a reasonably prudent fibre optic cable operator), in good quality and operating condition, and adequate, appropriate and standard for the purposes contemplated by this Contract.

                            (c)  Without prior written approval by the
                    Purchaser, the Contractor shall not use any Supply other than that specified where such Supply would (i) affect System functionality or (ii) adversely affect the System performance. If the Contractor wishes to use such substitute Supply, it will make written application to the Purchaser for approval of such a substitute certifying in writing that the quality of the proposed substitute is equal to or better than that specified and that the substitute is suited to the same use and capable of performing the same function as that specified. All Supplies shall be fabricated, constructed, applied, installed, connected, used, cleaned and conditioned in accordance with the instructions of the applicable vendor, manufacturer, fabricator or processor.

          2.   Preparation of Detailed Engineering. The Contractor shall be
               -----------------------------------
               solely responsible for the detailed professional design and engineering (the "Detailed Engineering") of the System so that,
                                 --------------------
               as constructed, the System shall comply with the System Performance Requirements. The Contractor shall secure professional engineering certifications for all drawings prepared as part of the Detailed Engineering, to the extent required by any applicable Laws. Any review by the Purchaser shall not relieve or diminish the Contractor's responsibility for errors or omissions, adequate design, performance requirements, and proper operation of any item required under this Contract.

          3.   Conduct of Work on Property. In clearing the land which is
               ---------------------------
               subject to any Permit or Landing License and in the performance of the Work, the Contractor shall comply with the terms of this Contract. The Contractor shall pay to the Purchaser the value of any harm or damages to any land which is subject to or covered by any Permit or Landing License caused by the Contractor or any subcontractor to the extent that such harm or damages are the result of the Contractor's (or any subcontractor's) failure to act as a reasonably prudent construction contractor. The Contractor shall pay for all harm or damages to land or property outside of the land subject to or covered by any Permit or Landing License which is caused by the Contractor or any subcontractor.

          4.   Safety. The Parties recognize and agree that safety is of
               ------
               paramount importance in the performance of the Work and that the Contractor is fully responsible for ensuring that the Work is performed in a safe manner and shall take all reasonable actions and precautions that are necessary or advisable to ensure safety and to avoid accidents, injuries and property damage, including the use of adequate protective devices, warning signs and barriers as may be required under the circumstances. The Contractor shall comply with and cause its employees, agents and subcontractors (and their respective employees and agents) to comply with reasonable safety procedures in performing the Work. Nothing in this Sub-Article 10(F)(4) shall affect the Contractor's status as an independent contractor.

          5.   Protection of Work. Until the commencement of the Warranty
               ------------------
               Period, the Contractor shall, at its expense, continuously maintain reasonable protection of the Supplies and the System from damage, and shall protect its employees, subcontractors, agents and their respective employees, the employees and property of the Purchaser, and property owners and others in the vicinity of the Work from injury or loss arising in connection with this Contract or the Work.


11   Contractor Support
     ------------------

     A. For a period of * from the applicable Date of Provisional Acceptance or Date of Commercial Acceptance of the System whichever is earlier, the Contractor will make available to the Purchaser replacement parts and repair service for the System as may be reasonably necessary for its operation, maintenance or repair. Where identical parts cannot be supplied, the Contractor

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

shall provide fully compatible parts with characteristics equal or superior to those originally provided by the Contractor. Such parts and services shall be provided under commercially reasonable conditions of price and delivery.

     B. Notwithstanding Sub-Article 11(A), if for any reason the Contractor or Contractor's suppliers intend to cease or ceases manufacturing or having manufactured identical or fully compatible replacement parts, the Contractor shall give at least one year's prior written notice to the Purchaser to allow the Purchaser to order from the Contractor any required replacement parts and shall provide full details of the arrangements to provide equivalents.


12   Purchaser's Obligations
     -----------------------

     A. Purchaser agrees to pay all amounts payable by it when due under this Contract and to perform all of its other obligations under this Contract.

     B. If any loss, damage, delay or failure of performance of the System results from the Purchaser's failure to perform its obligations under this Contract and results in an increase in the costs of performance or the time required for performance of any of the Contractor's duties or obligations under this Contract, the Contractor shall be entitled, as appropriate, to (i) an equitable adjustment in the Contract Price, (ii) an equitable extension of time for completion of the Work, (iii) reimbursement for all such reasonable additional costs incurred, and (iv) to the extent necessary in light of Purchaser's failure and the adjustments made in accordance with clauses (i),
(ii) and (iii) above, an equitable adjustment of the Work.

               1. The Contractor shall inform the Purchaser promptly of any occurrence covered under this Sub-Article 12(B), and shall use reasonable efforts to minimize any such additional costs or delay.

               2. The Contractor shall promptly provide to the Purchaser a written estimate of the anticipated additional costs and time required to complete the Work and request relief from contractual obligations or duties, as appropriate. Purchaser shall, upon notification, make advance payment to Contractor for the reasonable estimated amount of anticipated additional costs; provided that Purchaser may deposit such
                                      --------
                    amount into the Dispute Account and Sub-Article 5(C)(5) shall apply. Contractor shall, without limiting Purchaser's obligations in the foregoing sentence, discuss such costs with Purchaser upon Purchaser's request.

               3. As soon as reasonably practicable after the actual costs become known to the Contractor, the Contractor shall provide a statement of such actual costs to the Purchaser.

               4. If the estimated amount is greater than the amount of actual costs, then the Contractor shall promptly reimburse the Purchaser. If the amount of actual costs incurred is greater than the estimated amount, then the Purchaser shall reimburse the Contractor for any shortfall in accordance with Article 5 (Terms of Payment).


13   Termination for Default
     -----------------------

     A. Either Party may, by written notice of termination for Default, immediately upon receipt or such later date as specified in the notice, terminate the whole or any part of this Contract in any one of the following circumstances (each an "Event of Default"):
                        ----------------

               1. In the case of the Purchaser, (a) if Contractor fails to comply with the terms and conditions of this Contract and, if such failure occurs prior to the Date of Commercial Acceptance of the System or the Date of Provisional Acceptance of the System, it would be reasonable to believe that the Contractor will not be able to provide (i) the System (exclusive of Segment 6) which is Ready for Provisional Acceptance or (ii) Segments 4 and 5 which are Ready for Provisional Acceptance, in either case within one hundred (100) days after the Scheduled RFS Date or the Segment 4/5 Scheduled RFS Date, as the case may be; (b) if Contractor fails to comply with the terms and conditions of this Contract and, if such failure occurs prior to the Date of Commercial Acceptance of Segment 6 or the Date of Provisional Acceptance of Segment 6, it would be reasonable to believe that the Contractor will not be able to provide Segment 6 which is Ready for Provisional Acceptance within one hundred (100) days after the Segment 6 Scheduled RFS Date (provided, however, that under clauses (a) and (b) of this Sub-Article 13(A)(1), the Purchaser shall provide Contractor notice of such failure and a cure period which shall expire on the earlier to occur of forty-five (45) days after Contractor's receipt of notice of the failure and the applicable Default Date and such cure period shall in no event (x) affect the Purchaser's right to terminate this Contract under clause (c) of this Sub-Article 13(A)(1) or any other right of termination under this Contract or (y) affect the Purchaser's rights to liquidated damages under
                    Article 22); or (c) the Contractor fails to cause the System to be Ready for Provisional Acceptance within one hundred
                    (100) days after the Scheduled RFS Date;

               2. If any Party defaults on any of its payment obligations and does not cure such default (whether by paying money to the payee or the Payment Escrow Agent) within a period of thirty
                    (30) days (or such longer period as the non-breaching Party may authorize in writing) after receipt of written notice demanding cure (subject to dispute provisions);

               3. If the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          4. If an involuntary case or other proceeding shall be commenced against the other Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the other Party.

     B.   If this Contract is terminated by the Purchaser as provided in Sub-
Article 13(A), the Purchaser, in addition to any other rights provided in this Article and upon payment to Contractor of all monies due and owing as set forth in Sub-Article 13(C) below, may require the Contractor to transfer title and deliver to the Purchaser in the manner and to the extent directed by the Purchaser (i) any or all completed Work and/or Supplies, and/or such partially completed Work and/or cable and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (hereinafter collectively "Manufacturing Materials"), (ii) Deliverable Software and (iii) Deliverable
 -----------------------
Technical Materials as the Contractor has had specifically produced or specifically acquired for the performance of such part of this Contract as has been terminated and which, if this Contract had been completed, would have been required to be furnished to the Purchaser; and the Contractor shall, upon the direction of the Purchaser, protect and preserve property in the Contractor's possession in which the Purchaser has an interest.

     C.   If this Contract is terminated by Contractor as provided in Sub-
Article 13(A), the Purchaser shall pay the total of:

          1. the cost of settling and paying claims arising out of the termination of Work under the contracts and orders, as provided in Sub-Article 14(B)(3) below which are properly chargeable to the terminated portion of this Contract;

          2. the reasonable out-of-pocket costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Contract and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection, preservation and disposition of property proper to this Contract; and

          3.   any general damages that are required by law.

     D. Force Majeure events pursuant to Article 17 (Force Majeure) shall not constitute a default or provide a basis for termination under this Article.

     E. Except as provided in Article 23 and regardless of any termination of this Contract as provided in Sub-Article 13(A), neither Party shall be relieved from any liability for damages or otherwise which may have been incurred by reason of any breach of this Contract.

     F. Without limitation to the foregoing, in the event that Purchaser terminates this Contract pursuant to Sub-Article 13(A), the Contractor shall be liable to Purchaser (without duplication) for the total of all costs and expenses incurred by Purchaser in completing the Work and/or in correcting deficiencies in the Work to the extent that the payments made to Contractor pursuant to this Contract, together with such costs and expenses, exceed the Contract Price.


14   Termination for Convenience
     ---------------------------

     A. The performance of Work under this Contract may be terminated by the Purchaser in whole, or in part, at its discretion. The Purchaser shall deliver to the Contractor a written notice specifying the extent to which performance of Work under this Contract is terminated, and the date upon which such termination becomes effective (a "Notice of Termination"). Upon termination, the Purchaser
                      ---------------------
will make payment to Contractor of all monies due and owing as set forth in Sub-
Article 14(D) below.

     B. After receipt of such Notice of Termination, and except as otherwise directed by the Purchaser, the Contractor shall:

          1. Stop Work under this Contract on the date and to the extent specified in the Notice of Termination;

          2. Place no further orders or contracts for Supplies, services or facilities except as may be necessary for completion of such portion of Work under this Contract as is not terminated;

          3. Use reasonable efforts to terminate all orders and contracts to the extent that they relate to the performance of Work terminated by the Notice of Termination;

          4. Assign to the Purchaser, in the manner, at the time, and to the extent directed by the Purchaser, all of the Contractor's rights, title and interest under the orders and contracts so terminated;

          5. Use reasonable efforts to settle all outstanding liabilities and all claims arising out of such termination of orders and contracts, with the Purchaser's approval or ratification to the extent required;

          6. Transfer title and deliver to the Purchaser in the manner, at the time and to the extent (if any) directed for the fabricated or unfabricated parts, Work in process and completed Work. Supplies and other material produced as a part of, or acquired in connection with, the performance of the Work terminated by the Notice of Termination;

          7. Use reasonable efforts to sell, in the manner, at the time, to the extent and at the price or prices directed or authorized by the Purchaser, any property of the types referred to in Sub-Article 14(B)(6) above; provided, however, that the Contractor:
                              --------  -------

                    (a)  shall not be required to extend credit to any buyer;
                    and

                    (b) may acquire any such property under the conditions prescribed by and at a price approved by the Purchaser;

                         and provided further that the net proceeds of any such
                             -------- -------
              transfer or disposition shall be applied in reduction of any payments to be made by the Purchaser to the Contractor under this Contract or, if no such payments are due, paid in such other manner as the Purchaser may direct;

          8. Complete performance of such part of the Work which was not terminated by the Notice of Termination; and

          9. Take such action as may be necessary, or as the Purchaser may reasonably direct, for the protection and preservation of the property related to this Contract which is in the Contractor's possession and in which the Purchaser has acquired or may acquire an interest.

     C. After such Notice of Termination, the Contractor shall submit to the Purchaser a written termination claim. Such claim shall be submitted promptly, but, unless otherwise extended by the Parties, in no event later than three (3) months from the effective date of termination.

     D. In the settlement of any such partial or total termination claim, the Purchaser shall pay to the Contractor the total of:

          1. all amounts invoiced in accordance with this Contract plus, for Work or Supplies which have been done or provided but which have not been invoiced, an amount calculated by reference to the prices set forth in the Provisioning Schedule and to the amount of such Work or Supplies done or provided;

          2. the reasonable cost of settling and paying claims arising out of the termination of Work under the contracts and orders which are properly chargeable to the terminated portion of this Contract; and

          3. the reasonable out-of-pocket costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Contract and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection and disposition of property proper to this Contract.

     E. In arriving at the amount due to the Contractor under this Article 14, all unliquidated payments made to the Contractor, any liability which the Contractor may have to the Purchaser, and the agreed price for, or the proceeds of sale of any materials, supplies or other things acquired by the Contractor or sold, pursuant to the provisions of this Article 14, and not otherwise recovered by or credited to the Purchaser shall be deducted.

     F. The Purchaser may, from time to time, under such terms and conditions as it prescribes, approve partial payments and payments on account against costs incurred by the Contractor in connection with the terminated portion of this Contract. If such payments total in excess of the amount finally agreed or determined to be due under this Article 14, such excess shall be refunded, upon demand, by the Contractor to the Purchaser.

     G. For a period of two years after final settlement under this Contract, the Contractor shall preserve and make available to the Purchaser at reasonable times at the Contractor's office, but without direct charge to the Purchaser, all supporting books, records and documents required to be kept relating to the terminated Work.


15   Suspension
     ----------

     A. The Purchaser may, at its convenience, order the Contractor to suspend all or part of the Work for such period of time as the Purchaser determines to be appropriate. If, as a result of such suspension, the Contractor incurs additional costs or losses in the discharge of its responsibilities under this Contract, and where such suspension, losses or costs are not caused by the Contractor's act or omission and could not have been reasonably prevented by the Contractor, the Contractor shall be allowed an equitable adjustment to the Contract Price or the Provisioning Schedule in Appendix 1 and an equitable extension in the time required for performance.

     B.  Upon the occurrence of:

          (i)  an Event of Default by the Purchaser; or

               (ii) any transfer of this Contract prior to the Date of Final Acceptance of any portion of the System except in accordance with
               Article 37.

Contractor, in addition to any other rights provided in Article 13, may suspend performance of the Work.

     C. Every forty-five (45) days, during the period of Suspension, the Parties shall meet formally and review the circumstances surrounding the Suspension including, without limitation, the anticipated date of re-commencing Work.

     D. Thereafter, if the Suspension continues for a total of one hundred and eighty (180) consecutive days, the Contractor may terminate this Contract by notice to the Purchaser and this Contract shall be deemed to have been terminated by Purchaser, effective on the date of Contractor's notice, in accordance with Sub-Article 13(A) and the remaining provisions of Article 13 shall apply.

16   Title and Risk of Loss
     ----------------------

     A. Except as provided in Article 18 (Intellectual Property), Article 20 (Safeguarding of Information and Technology) and, Article 21 (Export Control), title to all Supplies provided by the Contractor hereunder for incorporation in or attachment to a Segment shall pass to and vest in the Purchaser in accordance with Article 9 (Acceptance). Risk of loss or damage to all Supplies (including Supplies consigned to Purchaser) provided by the Contractor for incorporation in or attachment to such Segment shall pass to and vest in the Purchaser in accordance with Article 9. Prior to risk of loss so passing, Contractor shall bear the risk of loss. Upon termination of this Contract pursuant to Article 13 (Termination for Default) or 14 (Termination for Convenience), the Purchaser may require, upon full payment of all amounts due thereunder (provided that, without
                                                          --------
limiting Purchaser's obligation to make any such payment, if this Contract is terminated by Purchaser because of a Bankruptcy Event full payment shall not be required prior to the transfer of title), that title to Supplies, which has not previously passed to the Purchaser, pass to the Purchaser, free and clear of all liens, claims, charges and other encumbrances other than those deriving through Purchaser.

     B. Upon the passage of title in accordance with this Contract, the Contractor warrants that all Supplies and the System (or portion thereof) to which title has passed will be free and clear of all liens, claims, charges and other encumbrances other than those deriving through the Purchaser. Moreover, Contractor warrants that all Permits which are transferred to Purchaser will, at the time of such transfer, be free and clear of all liens, claims, charges and other encumbrances arising by, through or under the Contractor, its affiliates and its subcontractors.

17   Force Majeure
     -------------

     A. The Contractor shall not be responsible for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control ("Force Majeure"), including but not limited to:
                                -------------
delay in obtaining or failure to obtain any Permits (subject to the provisions of Sub-Article 7(D)); the Purchaser's delay in obtaining or failure to obtain any Landing Licenses; acts of God or of the public enemy; acts or failure to act of any governmental authority; war or warlike operations, civil war or commotion, mobilizations or military call-up, and acts of similar nature; revolution, rebellions, sabotage, and insurrections or riots; fires, floods, epidemics, quarantine restrictions; strikes, and other labor actions; freight embargoes; Sea State 5; trawler or anchor damage; damage caused by other marine activity such as fishing, marine research and marine development; acts or omissions of transporters; provided that (i) a
                                                           --------
loss by Contractor of employees (other than by reasons of Force Majeure), (ii) strikes and other labor actions involving the Contractor's own work force, (iii) the first 5 days of Sea State 5 (unless any such day occurs during the 30 days immediately preceding the then Scheduled RFS Date), (iv) the failure (other than by reason of Force Majeure) of any subcontractor, supplier or transporter to perform its obligations to Contractor (including on account of insolvency) unless such supplies or transportation or other services are generally unavailable in the marketplace, (v) the unavailability of any raw materials or components, unless such raw materials or components are generally unavailable in the marketplace or are unavailable by reason of force majeure or, (vi) any increase in Contractor's costs shall not in and of itself constitute Force Majeure. Moreover, in no event shall any breach of this Contract by Contractor constitute Force Majeure.

     B. If any such Force Majeure causes an increase in the time or costs required for performance of any of its duties or obligations, with the exception of marine installation activities, the Contractor shall be entitled to an equitable extension of time for completion of the Work and an equitable adjustment in the Contract Price; provided, however, in regard to the marine
                                  --------  -------
installation (i.e., the undersea portion of the System and Supplies), the
              ----
Contractor shall only be entitled to an equitable extension of time for the completion of the Work.

     C. The Contractor shall inform the Purchaser promptly with written notification, and in all cases no later than fourteen (14) days of discovery and knowledge, of any occurrence covered under this Article and shall use its reasonable efforts to minimize such additional delays. The Contractor shall promptly provide an estimate of the anticipated time and costs required to complete the Work. Contractor shall be entitled to an equitable extension of time and equitable adjustment in the Contract Price resulting from the Force Majeure condition.

     D. Within thirty (30) days of receipt of such a notice from Contractor, the Purchaser (together with the Independent Engineer) may provide a written response. The absence of a response shall be deemed as acceptance of Contractor's notice and request for additional time.

     E. Every forty-five (45) days during the period of Force Majeure, the Parties shall meet and review the circumstances surrounding the Force Majeure, including, without limitation, the anticipated date of recommencing work.

18   Intellectual Property
     ---------------------

     A.   Ownership in Contractor; No Licenses Except Those Expressly Granted

     All right, title and interest in and to all Intellectual Property created or developed by Contractor, under this Contract, before commencing its performance under this Contract, is and shall remain the sole property of Contractor. Unless otherwise expressed in this Contract, no license is implied or granted herein to Purchaser to any Intellectual Property by virtue of this Contract owned or controlled by Contractor (the "Contractor Intellectual
                                                 -----------------------
Property"), nor by the transmittal or disclosure of any Contractor Intellectual
--------
Property to Purchaser. Any Contractor Intellectual Property disclosed, furnished, or conveyed to Purchaser that is marked as "Proprietary" or "Confidential" (or if transmitted orally is identified as being proprietary or confidential in a subsequent writing) shall be treated in accordance with the provisions of
Article 20 (Safeguarding of Information and Technology). As used herein, "Intellectual Property" means any information, computer or other apparatus
 ---------------------
programs, software, specifications, drawings, designs, sketches, tools, market research or operating data, prototypes, records, documentation, works of authorship or other creative works, ideas, concepts, methods, inventions, discoveries, improvements, or other business, financial and/or technical information (whether or not protectable or registrable under any applicable intellectual property law).

     B.   Licenses

     Contractor shall furnish to Purchaser, upon the transfer of title to any portion of the System pursuant to this Contract, copies of all technical information, specifications, drawings, designs, sketches, tools, operating data, records, documentation and/or other types of engineering or technical data or information relating to the operation, maintenance or repair of each item of such portion of the System as delivered by Contractor (the "Deliverable
                                                            -----------
Technical Material").  Contractor grants to Purchaser a perpetual, royalty-free,
------------------
non-transferable (except under the circumstances specified in Sub-Article 18(G) below) license to use and reproduce all Contractor Intellectual Property included in or necessary to use the Deliverable Technical Materials. This license grant shall, in any event, be on such terms and to such an extent to fulfill Purchaser's obligations under this Contract and shall be sufficient to permit the Purchaser to undertake using, operating and maintaining the System supplied by Contractor. Further, Purchaser shall have the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using, operating or maintaining the System. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(G) below) license to use and reproduce those portions of Deliverable Technical Materials owned or controlled by third parties (but only to the extent of any rights which may have been granted to Contractor by such third parties). This license grant shall be sufficient to permit the Purchaser to undertake using, operating and maintaining the System supplied by Contractor. Further, Purchaser shall have the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using, operating or maintaining the System but with no right to sublicense. It is expressly understood that it shall not be a violation of this license for Purchaser, on its own behalf or through third parties (under appropriate written obligations respecting confidentiality) specifically employed for the purpose, to use and reproduce the Deliverable Technical Material to modify the System or any portion thereof or connect the System or any portion thereof to other systems, subject to the rights of third parties therein and thereto, and subject to the limitations on Contractor's obligations as set forth in Articles 10(C) and 19(A) concerning any such modification or interconnection.

     C.   Deliverable Software

     Contractor shall furnish to the Purchaser, upon transfer of title to any portion of the System pursuant to this Contract, copies of all computer or other apparatus programs and software and related documentation relating to the operation, maintenance or repair of the computer systems of such portion of the System, as delivered by Contractor (the "Deliverable Software"). All Deliverable
                                         --------------------
Software that is Contractor Intellectual Property shall be delivered in executable form. Contractor shall also furnish to Purchaser, from time to time during the Warranty Period, copies of all computer or other apparatus programs and software and related documentation that Contractor may develop to correct errors or to maintain Deliverable Software previously furnished to Purchaser, which shall also be treated as Deliverable Software in accordance with the terms of this provision and subject to this Contract upon delivery thereof to Purchaser. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(G) below) license to use and reproduce the Deliverable Software that is Contractor Intellectual Property to the same extent and on the same terms as the licenses granted to Purchaser under Sub-Article 18(B) above. The license granted to Purchaser by Contractor in Deliverable Software that is Contractor Intellectual Property or that is owned or controlled by third parties shall be limited to use with the particular type of computer equipment or substantially similar replacement equipment for which such Deliverable Software was provided in the System as supplied by Contractor.

          1.   Confidentiality

                         Purchaser shall keep Deliverable Software that is
               Contractor Intellectual Property or that is owned or controlled by third parties confidential in accordance with Article 20 (Safeguarding of Information and Technology) and Article 21 (Export Control), to the extent that such Deliverable Software is designated as Confidential Information by its owner, and agrees to use commercially reasonable efforts to see that its employees, consultants, and agents, and other users of such software, comply with the provisions of this Contract. Purchaser also agrees to refrain from taking any steps, such as reverse assembly or decompilation, to derive a source code equivalent of any Deliverable Software, provided that Contractor does not go insolvent or bankrupt to thereby trigger a software escrow event in accordance with Article 18(H). In the case of insolvency or bankruptcy of Contractor, Purchaser shall limit any derivation of a source code equivalent to that portion of the Deliverable Software that is Contractor Intellectual Property. Purchaser shall not under any circumstances take any steps to derive a source code equivalent from that portion of the Deliverable Software comprising commercial, off-the-shelf software developed or provided by third parties.

          2.   Backup Copies

                         Purchaser may make and retain archive copies in
               executable form of Deliverable Software. Any copy thereof will contain the same copyright notice and proprietary markings as are on the original software and shall be subject to the same restrictions as the originals.

          3.   Termination of Software Licenses

                         In the event of (i) use by Purchaser of Deliverable
               Software in a manner other than as permitted in Sub-Article 18(C) or (ii) any other material breach of this Article 18 by Purchaser that, in either event, is not cured within sixty (60) days from receipt by Purchaser of written notice of such impermissible use or breach, Contractor, at its option, may terminate the rights granted to Purchaser pursuant to this Article, which termination shall take effect no sooner than sixty (60) days following receipt by Purchaser of a subsequent written notice of termination. Upon termination, Purchaser shall either return or destroy, at Contractor's option, all copies of Deliverable Software furnished to Purchaser under this Contract.

          4.   Indemnification

                         In the event of (i) use by Purchaser of Deliverable
               Software furnished hereunder other than as permitted in Sub-
               Article 18(C) or (ii) any other material breach of this Article 18 by Purchaser, Purchaser shall indemnify and hold Contractor harmless from any and all third party claims resulting therefrom, whether arising from a defect in the software or otherwise.

     D.   Trademarks, Tradenames, etc.

     No rights are granted herein to either Party to use any identification (such as, but not limited to tradenames, trademarks, service marks or symbols, and abbreviations, contractions, or simulations thereof) owned or used by the other Party or its affiliates to identify itself, its affiliates or any of its products or services. Each Party agrees that it will not, without the prior written permission of the other Party, use such identification in advertising, publicity, packaging, labeling, or in any other manner to identify itself or any of its products, services, or organizations, or represent directly or indirectly that any product, service, or organization is a product, service, or organization of the other Party or its affiliates, or that any product or service of a Party is made in accordance with or utilizes any Intellectual Property belonging to the other Party or its affiliates.

     E.   DISCLAIMER, LIMITATION OF LIABILITY

     CONTRACTOR REPRESENTS THAT ANY INFORMATION OR INTELLECTUAL PROPERTY FURNISHED IN CONNECTION WITH THIS CONTRACT SHALL BE TRUE AND ACCURATE TO THE BEST OF ITS KNOWLEDGE AND BELIEF, BUT CONTRACTOR SHALL NOT BE HELD TO ANY LIABILITY FOR UNINTENTIONAL ERRORS OR OMISSIONS THEREIN.

     F.   Representations and Warranties

     Contractor represents and warrants, to the best of its knowledge at the time of delivery, (i) that the Deliverable Technical Materials and Deliverable Software to be furnished by Contractor under this Contract will not infringe any rights in Intellectual Property belonging to any third party, (ii) that Contractor has all necessary rights to furnish such Deliverable Technical Materials and Deliverable Software to Purchaser for use by Purchaser in accordance with the terms of this Contract, and (iii) that Purchaser's use of such Deliverable Technical Materials and Deliverable Software for the purposes contemplated in this Contract will not, by itself, cause Purchaser to incur any liability to any third party with respect to Purchaser's use thereof in accordance with the provisions of this Contract.

     G.   Transferability

     Except as otherwise provided in Sub-Article 37(A), (B) and (D), the licenses granted to Purchaser by Contractor in the Deliverable Technical Materials and Deliverable Software are personal and non-transferable, except that Purchaser may assign or transfer such licenses to (1) an affiliated entity under common control with the Purchaser or (2) to any entity succeeding to Purchaser's entire interest in the System as a result of reorganization or restructuring of the Purchaser or in the event of a change of control of the Purchaser.

     H.   Deliverable Software Escrow

     Within sixty (60) days of the Date of Provisional Acceptance or Commercial Acceptance of any portion of the System, the Parties shall enter into a Software Escrow Agreement, the principals of which are outlined hereunder, with a software escrow service, following which Contractor shall deliver copies of source code and related documentation for that portion of Deliverable Software that is Contractor Intellectual Property (but not that portion of Deliverable Software comprising commercial, off-the-shelf software, or software developed or provided by third parties) to a third party commercial software escrow service, and from time to time as it becomes available, copies of source code for updates, maintenance releases, or other new versions of the Deliverable Software that is Contractor Intellectual Property relating to the operation, maintenance, or repair of the computer systems of any portion of the System as delivered by Contractor during the System's twenty-five (25) year Design Life Period.

     A detailed listing of commercial, off-the-shelf software, or software developed or provided by third parties, to be included in the Deliverable Software shall be delivered by Contractor to Purchaser within sixty (60) days of the Date of Provisional Acceptance of any portion of the System.

     The escrow service shall be authorized by Contractor to release the escrowed software to Purchaser within five (5) business days after the receipt of notice by Purchaser (which notice Purchaser shall not deliver unless a Bankruptcy Event shall have occurred in respect to either ASN or ASNI, or either ASN or ASNI is no longer engaged in the business of operating or maintaining systems comparable to the System) that a Bankruptcy Event has occurred or that the Contractor is no longer in the business of operating or maintaining systems comparable to the System.

19   Infringement
     ------------

     A. The Contractor agrees to defend or settle at its own expense all suits for infringement of any patent, copyright, trademark or other form of intellectual property right in any country of the world, for the use and operation of the System as supplied by Contractor and for any component part thereof or Supply used therein (or the manufacture of any Supply or the normal use thereof) provided by the Contractor or on its behalf pursuant to this Contract and will hold the Purchaser harmless from all expense of defending any such suit and all payments for final judgment assessed on account of such infringement, except such infringement or claim arising from:

               1. The Contractor's adherence to the Purchaser's directions in the design and configuration of the System or to Supplies of the Purchaser's selection; or

               2. Such Supplies furnished to the Contractor by the Purchaser, other than in each case, items of the Contractor's design or selection or the same as any of the Contractor's commercial merchandise or in processes or machines of the Contractor's design or selection used in the manufacture of such standard products or parts; or

               3. Use of the System or the Supplies furnished by Contractor other than for the purposes indicated in, or reasonably to be inferred from, this Contract or in conjunction with other products; or

               4. Modification of the System or the Supplies furnished by the Contractor, or connection of the System to another system by any person or entity other than Contractor, without prior expressed written approval by Contractor, which approval shall not be unreasonably withheld.

     B. The Purchaser will, at its own expense, defend all suits against the Contractor for an excepted infringement as referred to in Sub-Article 19(A) and hold the Contractor harmless from all expense of defending any such suit and from all payments by final judgment assessed against the Contractor on account of such excepted infringement.

     C. The Contractor and the Purchaser agree to give each other prompt written notice of claims and suits for infringement, full opportunity and authority to assume the sole defense, including appeals and, upon request and at its own expense, the other agrees to furnish all information and assistance available to it for such defense.

     D. If all or any portion of the System or any Supply provided by the Contractor or on its behalf is held to constitute an infringement (excluding excepted infringements specified in Sub-Article 19(A)) and is subject to an injunction restraining its use or any order providing for its delivery up to or destruction, or if in respect of any such claim of infringement the Contractor deems it advisable to do so, the Contractor shall at its own expense either:

               1. Procure, at the Contractor's cost and expense, for the Purchaser the right to retain and continue to use the System, the affected portion thereof, or any such Supply without interruption for the Purchaser;

               2. Replace or modify, at the Contractor's cost and expense, the System, the affected portion thereof, or any Supply so that it becomes non-infringing while continuing to meet the System Performance Requirements; or

               3. If the remedies specified in Sub-Articles 19(D)(1) and 19(D)(2) are not feasible, refund to the Purchaser the full purchase price paid for the System, the affected portion thereof, or any Supply found to be infringing.

     E. In no event shall the Purchaser make any admission or settle any claim in relation with any claim for infringement without Contractor's consent.

20   Safeguarding of Information and Technology
     ------------------------------------------

     A. In performance of this Contract, it may be mutually advantageous to the Parties hereto to share certain specifications, designs, plans, drawings, software, market research or operating data, prototypes, or other business, financial, and or/technical information related to products, services, or systems which are proprietary to the disclosing Party or its affiliates (and in the case of Contractor, Contractor's parent company) (together with this Contract and related documents, "Information"). The Parties recognize and agree
                                 -----------
that Information includes information that was supplied in contemplation hereof prior to execution of this Contract, and further agree that Information includes information in both tangible and intangible form.

     B. Unless such Information was previously known to the Party receiving such Information free of any obligation to keep it confidential, or such Information has been or is subsequently made public through other than unauthorized disclosure by the receiving Party or is independently developed by the receiving Party (as documented by the records of the receiving Party), it shall be kept confidential by the Party receiving such Information, shall be used only in the performance of this Contract, and may not be used for any other purposes except upon such terms as may be agreed upon in writing by the Party owning such Information. The receiving Party may disclose such Information to other persons, upon the furnishing Party's prior written authorization, but solely to perform acts which this Article expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting disclosure and use of Information contained in this Article and to any other reasonable conditions requested by the furnishing Party. Nothing herein shall prevent a Party from disclosing Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (c) to the extent reasonably required in connection with the exercise of any remedy hereunder and (d) to a Party's legal counsel or independent auditors.

     C. The Purchaser may disclose Information to its lenders, investors and their representatives in connection with obtaining financing for the System, provided that each such lender, investor or their respective representative enters into a confidentiality agreement containing terms and conditions similar to those in this Contract. Any such disclosure of Information shall be subject to the restrictions in Sub-Article 20(B).

21   Export Control
     --------------

     The Parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided by either Party under this Contract are or may be subject to export laws and regulations of France, the United Kingdom, Australia and the United States of America and the destination country(ies) and any use or transfer of such products, software and technical information must be authorized under those Laws. The Parties agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with export Laws. If requested by either Party, the other Party agrees to sign all necessary export-related documents as may be required to comply with applicable export Laws.

22   Liquidated Damages
     ------------------

     If (a) the System (exclusive of Segment 6) is not Ready for Commercial Acceptance or Ready for Provisional Acceptance by the Scheduled RFS Date, (b) Segment 6 is not Ready for Commercial Acceptance or Ready for Provisional Acceptance by the Segment 6 Scheduled RFS Date, or (c) either or both of Segments 4 and 5 are not Ready for Commercial Acceptance or Ready for Provisional Acceptance by the Segment 4/5 Scheduled RFS Date, as any such date may have been extended under:

          1.   Article 6 (Contract Variations);

          2.   Article 17 (Force Majeure); or

          3.   Article 15 (Suspension); or

          4. Other arrangements as agreed in writing between the Purchaser and the Contractor;

then Contractor shall pay to Purchaser for each day of delay, for up to 100 days, by way of pre-estimated and liquidated damages for the delay and not as a penalty as follows: (i) in the case of clause (a) of this Article 22, an amount equal to 0.1% of the Initial Contract Price for the System (less the value of Segment 6 and less the amount of any liquidated damages already paid in respect of either or both of Segments 4 and 5, as the case may be); (ii) in the case of clause (b) of this Article 22, an amount equal to 0.1% of the value of Segment 6 as set forth in Appendix 1; and (iii) in the case of clause (c) of this Article 22, an amount equal to 0.1% of the value of either or both of Segments 4 and 5, as the case may be. * Contractor shall pay by *, all of the aforesaid damages for delay in respect of the days of delay that occurred in *.

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

23   Limitation of Liability/Indemnification
     ---------------------------------------

     A. NOTWITHSTANDING ANY OTHER PROVISION IN THIS CONTRACT, AND IRRESPECTIVE OF ANY FAULT, NEGLIGENCE OR GROSS NEGLIGENCE OF ANY KIND, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS (INCLUDING FINANCING SOURCES AND THEIR REPRESENTATIVES) BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, RELIANCE OR SPECIAL (INCLUDING PUNITIVE) DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE, LOSS OF BUSINESS OPPORTUNITY OR THE COSTS ASSOCIATED WITH THE USE OF RESTORATION FACILITIES RESULTING FROM ITS FAILURE TO PERFORM PURSUANT TO THE TERMS AND CONDITIONS OF THIS CONTRACT.

     B. THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY, WHETHER IN TORT, CONTRACT OR OTHERWISE, SHALL NOT EXCEED * OF THE CONTRACT PRICE; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO THE CONTRACTOR'S OBLIGATIONS UNDER ARTICLE 19 AND SUB-ARTICLE 23(C).

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

     C. Contractor, at its expense, shall defend, indemnify and hold harmless Purchaser, its agents (including financing sources and their representatives), subcontractors and employees against any and all claims, demands, and judgments for losses due to any act or omission, arising out of, or in connection with this Contract or, prior to risk of loss passing to Purchaser, the operation and maintenance of the System, to the extent such losses were caused by the negligence or willful misconduct of the Contractor, its subcontractors, employees or agents. The defense, indemnification and save harmless obligation is specifically conditioned on the following: (i) Purchaser providing prompt notification in writing of any such claim or demand when it obtains Actual Knowledge thereof (and if Purchaser does not so provide such notice, then the indemnification shall not apply to the extent such failure to provide such notice prevents Contractor from defending against such claim), and (ii) Contractor having the right to control the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; provided, however, the Purchaser shall cooperate, at the Contractor's expense, in a reasonable way to facilitate the Contractor's defense of such claim or demand or the negotiations for its settlement. Nothing in this Sub-Article 23(C) shall limit Purchaser's other rights and remedies otherwise provided in this Contract.

     D. Purchaser, at its expense, shall defend, indemnify and hold harmless Contractor, its agents, subcontractors and employees against any and all claims, demands, and judgments for losses due to any act or omission, arising out of, or in connection with this Contract or, after risk of loss passes to Purchaser, the operation or maintenance of the System, to the extent such losses were caused by the negligence or willful misconduct of the Purchaser, its subcontractors, employees or agents (other than Contractor or its agents or subcontractors). The defense, indemnification and save harmless obligation is specifically conditioned on the following (i) Contractor providing prompt notification in writing of any such claim or demand when it obtains Actual Knowledge thereof (and if Contractor does not so provide such notice, then the indemnification shall not apply to the extent such failure to provide such notice prevents Purchaser from defending against such claim), and (ii) Purchaser having the right to control the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; provided, however, Contractor shall cooperate, at Purchaser's expense, in a reasonable way to facilitate the Purchaser's defense of such claim or demand or the negotiations for its settlement. Nothing in this Sub-Article 23(D) shall limit the Contractor's other rights and remedies otherwise provided in this Contract.

24   Counterparts
     ------------

     This Contract may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

25   Design and Performance Responsibility
     -------------------------------------

     A. The Contractor shall be solely responsible for the design of and for all details of the System and for the adequacy thereof.

     B. The Contractor's responsibility for design of the System shall not in any way be diminished nor shall the Contractor's design approach be restricted or limited by the Purchaser's acceptance of the Contractor's guidance or recommendations as to engineering standards and design specifications, or by the Purchaser's or the Independent Engineer's suggestions or recommendations on any aspect of the design.

     C. Purchaser shall use reasonable efforts in assisting the Contractor to obtain in a timely manner accurate information required for the Contractor to perform the Work, which the Contractor cannot expeditiously and cost-effectively obtain from any source other than the Purchaser.

     D. If Purchaser reasonably believes that Contractor is failing to maintain the progress of the Work such that the target date of Provisional Acceptance of any Segment is expected to be thirty (30) days or more later than the date therefor set forth in the Plan of Work, Appendix 3, then Contractor shall (to the extent that appropriate measures are not already being undertaken), and, in addition to any other obligations specified in this Contract, work in good faith to regain and thereafter maintain such progress.

26   Product Changes
     ---------------

     The Contractor may at any time make changes to the System furnished pursuant to this Contract, or modify the drawings and published specifications relating thereto, or substitute Supplies of later design, provided the changes, modifications, or substitutions under normal and proper use do not impact upon the form, fit, expected life or function of the System as provided in the System Performance Requirements as confirmed in writing to the Purchaser and the Independent Engineer to their reasonable satisfaction.

27   Risk and Insurance
     ------------------

     A. The Contractor shall at all times maintain, and upon request, the Contractor shall furnish the Purchaser with certificates, or other reasonable evidence, that Contractor maintains, the following insurance or has adequate self-insurance (other than as required to comply with any statutory insurance requirements):

               1. Workmen's Compensation and Employers Liability Insurance (with a limit of not less than * for any one incident or series of incidents arising from one event or such higher limit as may be required by the laws of any jurisdiction) covering the officers and employees of the Contractor for all compensation or other benefits required of the Contractor by the laws of any nation or political sub-division thereof to which the Contractor and its operations under this Contract are subject in respect of injury of death of any such employee.

               2. Comprehensive General Public Liability Insurance, covering personal injury and/or property damage, with combined single limits of not less than * for claims of injury or death of any persons or loss of or damage to property resulting from any one accident. This insurance to be extended to provide Marine Comprehensive General Liability including liabilities arising out of the operation of subsea equipment.

               3. All Risk Insurance in respect of all property of Contractor, its respective officers, agents and employees connected with the performance of the Work against all loss or damage from whatever cause.

               4. Conventional Marine Hull and Machinery Insurance including War Risks on any vessel(s) owned, operated or chartered by the Contractor, in an amount equal to the full value thereof. In the event of damage to or loss of such vessel(s), the Contractor agrees to look to its insurance carrier for payment of such loss or damage and hereby releases the Purchaser and waives any claims, including any claim of a general average nature, against the Purchaser for the loss of such vessel(s) unless due to the negligence of Purchaser, its agent or representatives (other than Contractor) or its subcontractors or agents.

               5. All vessels in excess of * are to be entered in a Mutual Protection and Indemnity Association with a full and unlimited entry or to have Marine Protection and Indemnity Insurance with a limit of not less than * including coverage for illness, injury or death of crew members (unless covered under Workmen's Compensation Insurance), Contractual Liability Coverage, Collision and Tower's Liability, Removal of Wreck and Debris and Third Party Liability. However, vessels of less than * shall only be required to carry Contractual Liability Coverage, Collision and Tower's

                    *MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                    Liability, Removal of Wreck and Debris and Third Party Liability insurance with a limit of not less than * .

               6. Specialist Operations Insurance with a limit of not less than *.

               7. Transit Insurance including inland, air, and Marine Cargo coverage including War (other than on land) in an amount sufficient to cover the expected highest value of any one shipment. Coverage to include Institute Cargo Clauses, all risks 1.1.63, Institute War Clauses, London Malicious Damage Clause, and Institute Strikes Riots and Civil Commotion Clauses or their equivalent.

               8. Marine Cargo or equivalent is required to protect, for full cost, against all risks of physical loss or damage to the Supplies to be included in the System (other than War Risks) beginning with when each such item is ready for shipping and ending when the submersible Supplies are placed overside the cable laying vessel and when the Supplies are delivered to the cable stations, central offices, or network operation center. The coverage is broadened to include damages resulting from cable cut due to adverse weather and continues to cover cable lying on the seabed.

               9. Sea Bed or equivalent coverage (including an Old Mines and Torpedoes Clause, including other derelict weapons of War) is required to protect, for full cost, against all risks of physical loss or damage to the submersible Supplies described in Sub-Article 27(A)(10) below. See last paragraph.

               10. War Risks or equivalent coverage is required to protect against damage to, seizure by and/or destruction of the System by means of war, piracy, takings at sea and other warlike operations until discharge of the Supplies. For the purposes of this Article "discharge of the Supplies" shall be deemed to take place when the Supplies reach the sea bottom, as far as the submersible Supplies are concerned, and when the Supplies are off-loaded in the respective terminal country, as far as non-submersible Supplies are concerned.

               11. Pollution Liability (EIL) insurance for installation operations and as arising from the use of vessels in an amount not less than * or such higher sum as may be required to meet any legal requirement in the area of operations.

     The Comprehensive General Public Liability Insurance required pursuant to Sub-Article 27(A)(2) above, shall include Contractual Liability Coverage which shall specifically apply to the obligations assumed by the Contractor under the Terms and Conditions of this Contract.

     B.  1.         All the foregoing insurance shall note the interest of the
                    Purchaser and its lenders on the policies and be effected with a creditworthy insurer and shall

*MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                    be endorsed to provide Purchaser with at least thirty (30) days prior written notice of cancellation or material change.

               2. All the foregoing insurances shall name the Purchaser (and its lenders) as an additional insured and shall note the interest of the Purchaser and its lenders on the policies, in which event the Contractor's insurance shall be primary to any insurance carried by Purchaser.

               3. The limits specified herein are minimum requirements and shall not be construed in any way as limits of liability or as constituting acceptance by Purchaser (or its lenders) of such responsibility for financial liabilities in excess of such limits. The Contractor shall bear all deductibles applicable to any insurance.

               4. If it is judicially determined that the monetary limits of insurance required hereunder or of any indemnity voluntarily assumed under the Terms and Conditions of this Contact which the Contractor agrees will be supported either by available liability insurance or voluntarily self-insured, in part or whole, exceeds the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnity shall automatically be amended to conform to the maximum monetary limits permitted under such law.

               5. Contractor shall take reasonable steps to provide that any sub-contractor engaged by it has in effect or will effect Employer's Liability, Workmen's Compensation, Hull and Machinery and Protection and Indemnity insurances and any other insurances required by law, together with such other insurances as the Contractor may consider necessary.

               6. If the Contractor fails to effect or keep in force any of the insurances required under this Contract, Purchaser (or its lenders on Purchaser's behalf) may effect and keep in force any such insurances and pay such premiums as may be necessary for that purpose and from time to time deduct the amount so paid by Purchaser from any money due or which may become due to the Contractor hereunder or recover the same as a debt due from the Contractor, provided that Purchaser is not in Default.

               7. Each Party shall give the other prompt notification of any claim with respect to any of the insurances to be provided hereunder, accompanied by full details giving rise to such claim. Each Party shall afford the other all such assistance as may be required for the preparation and negotiation of insurance claims.

               8. Contractor shall report to Purchaser as soon as practicable all accidents or occurrences resulting in injuries to Contractor's employees or third parties, or damage to property of third parties, arising out of our during the course of services for Purchaser by Contractor.

     C. The Contractor may organize such levels of deductibles, excesses and self-insurance as it considers appropriate and which are within prudent industry standards.

     D. The insurance requirements of this Article 27 will remain in place with respect to each Segment, and will not in any way be diminished or reduced until the transfer of title and risk of loss shall have passed to Purchaser of such Segment, even in the event of the sale of substantially all the assets of the Contractor by way of a merger, consolidation or sale of assets.

28   Plant and Work Rules
     --------------------

     Employees and agents of each Party shall, while on the premises of the other or its subcontractors, comply with all plant rules and governmental regulations.

29   Right of Access and Audit
     -------------------------

     A. The Contractor shall, upon reasonable notice of not less than ten (10) working days, during normal business hours and in a manner to avoid any disruption of the work on the premises including performance of other contracts, permit access by the Purchaser or its Quality Assurance (QA) Representative or the Independent Engineer (other than a competitor of the Contractor or any affiliate of a competitor) to the Contractor's premises where the Work will be performed, and will use its best endeavors to secure rights of access to premises of its subcontractors where the Work will be performed, having subcontracts or orders in the amount of, or equivalent to U.S. $125,000 or more, in accordance with the Contractor's contractual arrangements with its subcontractors, and allow the Purchaser or its QA Representative or the Independent Engineer to:

               1. audit the Contractor's quality assurance system and its application to the Work, including manufacture, development and raw materials and components provision;

               2. inspect all parts of the manufacturing facilities to the extent reasonably practicable to ensure that their quality meets the System specifications as detailed in Appendices 4 and 5.

This right of access shall allow for the Purchaser and/or its QA representative and/or the Independent Engineer (up to a total of three (3) persons). The Purchaser shall provide the name(s), nationality and title of each such visitor prior to the visit. The Contractor shall not be responsible for any costs, including travel and accommodation costs, of the Purchaser or its representatives.

     B. The right of access shall also allow for the Purchaser and/or representatives (up to a total of three (3) persons) to be aboard the vessel(s) during installation and the route survey. The Contractor shall not be responsible for any costs of the Purchaser or its representatives, except for living expenses on board the vessel which includes one (1) daily telex or fax. All other travel and accommodation costs for the Purchaser or its QA Representatives shall be for the account of the Purchaser.

     C. Any right of access shall not be construed as creating any obligation requiring the Contractor or its subcontractors to disclose trade secrets or proprietary information. Further, such right of access may be conditioned on the execution of a confidentiality and non-disclosure agreement and/or subject to routine building or security rules, regulations or procedures.

     D. Any exercise of any right of the Purchaser hereunder to inspect, audit, visit or to observe any part of the Work shall not be construed as limiting any obligation of Contractor hereunder, including without limitation, under Articles 1 and 10 hereof. Moreover, and notwithstanding anything to the contrary in this Contract, the Purchaser's right to inspect and reject Work or Supplies shall not obligate the Purchaser to conduct such inspections. Neither exercise by the Purchaser of such right, nor any failure on the part of the Purchaser to discover or reject any Defective Work or Supply (or payment for or use by the Purchaser of any Defective Work or Supply) shall be construed to imply an acceptance of such Defective Work or Supply, or a waiver of either such Defect or of Contractor's obligations or the Purchaser's rights under this Contract or applicable Law.

     E. Contractor will have access to the System as necessary to accomplish its responsibilities under this Contract and in order to make repairs. Contractor will provide reasonable notice of its need for access and will take reasonable steps to minimize disruptions to the operation of the System.

     F. Contractor shall give the Purchaser and the Independent Engineer reasonable prior written notice of each project management review meeting with respect to the status of the construction and/or installation of the System, and Purchaser's representatives and the Independent Engineer shall at their cost be permitted to attend and participate in such meetings.

     G. Notwithstanding anything to the contrary in this Article 29, with respect to Work performed on a cost-plus basis only, Purchaser shall have the right to inspect, during normal business hours, all of the Contractor's property, books, and records to perform a financial audit as to such Work, such audit to be performed by an independent auditor chosen by the Purchaser. The Contractor shall retain all pertinent records until three years after the expiration of the Warranty Period. The Purchaser's auditors may copy any documents that can be properly audited hereunder, and the Purchaser agrees that any such copies will be used only for the Purchaser's purposes hereunder. Contractor shall use its best endeavors to provide the Purchaser with identical audit rights in any subcontract made by the Contractor for Work performed on a cost-plus basis hereunder.

30   Quality Assurance
     -----------------

     All Supplies provided under this Contract shall be inspected and tested, at the cost and expense of Contractor, by representatives designated by the Contractor to the extent reasonably practical to assure that the quality of the Supplies is sufficient to realize the System Performance Requirements. The inspection and test program established for such Supplies shall be consistent with commercial practices normally employed by the Contractor in the construction of submarine cable systems. The foregoing shall not be construed as limiting any of the Contractor's obligations under this Contract.

31   Documentation
     -------------

     The Contractor shall, at its cost and expense, furnish to the Purchaser seven copies of the standard documentation, one of which shall be in the Portuguese language, one of which shall be in the Spanish language, and the remainder of which shall be in the English language for the System provided hereunder. All English documentation shall be provided prior to the Acceptance Testing. All draft documentation and marine charts will be supplied in English only. Additional copies of the documentation are available at additional cost.

32   Training
     --------

     The Contractor will provide, as part of the Initial Contract Price, until the Date of Final Acceptance, any and all training necessary for the operation and maintenance of the System. Such training shall occur in the English, Spanish or Portuguese language, as applicable and at the request of Purchaser.

33   Settlement of Disputes/Arbitration
     ----------------------------------

     A. The Parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Contract.

     B. Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Contract, including the existence, validity, interpretation, performance, termination or breach thereof, shall, be finally settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). Unless the Parties agree to a
                                       ---
sole arbitrator, there shall be three (3) arbitrators, with each Party appointing one arbitrator, who collectively will select a third. The language of the arbitration shall be English. The Arbitrator will not have authority to award punitive damages to either Party. Each Party shall bear its own expenses, but the Parties shall share equally the fees and expenses of the Arbitration Tribunal and the AAA. This Contract shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. In any such arbitration, the decision in any prior arbitration under this Contract shall not be deemed conclusive of the rights as among themselves of the Parties hereunder. The arbitration shall be held in New York, New York, U.S.A.

     C. THE OBLIGATIONS OF EACH PARTY IN RESPECT OF THIS CONTRACT DUE TO ANY OTHER PARTY SHALL, NOTWITHSTANDING ANY JUDGMENT IN A CURRENCY (THE "JUDGMENT
                                                                    --------
CURRENCY") OTHER THAN DOLLARS, BE DISCHARGED ONLY TO THE EXTENT THAT ON THE
--------
BUSINESS DAY FOLLOWING RECEIPT BY SUCH PARTY OF ANY SUM ADJUDGED TO BE SO DUE IN THE JUDGMENT CURRENCY, SUCH

PARTY MAY, IN ACCORDANCE WITH NORMAL BANKING PROCEDURES, PURCHASE DOLLARS WITH THE JUDGMENT CURRENCY; IF THE AMOUNT OF DOLLARS SO PURCHASED IS LESS THAN THE SUM ORIGINALLY DUE TO SUCH PARTY IN DOLLARS, EACH OTHER PARTY AGREES, AS A SEPARATE OBLIGATION AND NOTWITHSTANDING ANY SUCH JUDGMENT, TO INDEMNIFY SUCH PARTY AGAINST SUCH LOSS, AND IF THE AMOUNT OF DOLLARS SO PURCHASED EXCEEDS THE SUM ORIGINALLY DUE TO ANY OTHER PARTY TO THIS CONTRACT, EACH OTHER PARTY AGREES TO REMIT TO SUCH PARTY, SUCH EXCESS.

34   Applicable Law
     --------------

     THIS CONTRACT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES, EXCLUDING ITS CONFLICTS OF LAW PROVISIONS AND EXCLUDING THE CONVENTION FOR THE INTERNATIONAL SALE OF GOODS.

35   Notices
     -------

     A. Any notice, consent, approval, or other communication pursuant to this Contract shall be in writing, in the English language, and shall be deemed to be duly given or served on a Party if sent to the Party at the address stipulated in Sub-Article 35(B) and if sent by any one of the following means only:

               1. Sent by hand: Such communication shall be deemed to have been received on the day of delivery provided receipt of delivery is obtained.

               2. Sent by facsimile: Such communication shall be deemed to have been received, under normal service conditions, twenty-four (24) hours following the time of dispatch or on confirmation by the receiving Party, whichever is earlier.

               3. Sent by registered or certified mail: Such communication shall be deemed to have been received, under normal service conditions, on the day it was received or on the tenth day after it was dispatched, whichever is earlier.

     B. For purposes of this Article, the names, addresses and fax numbers of the Parties are as detailed below. Any change to the name, address, and facsimile numbers may be made at any time by giving thirty (30) days prior written notice.

Alcatel Submarine Networks
30 Rue Pierre Beregovoy
92111 Clichy Cedex
France
Facsimile: 011-33-01-4756-6920

Alcatel Submarine Networks, Inc.
15540 North Lombard Street
Portland, Oregon 97203-6428

Atlantica Network (Bermuda) Ltd.
2 Carter's Bay Road
Southside, St. David's DD02
Bermuda
Attn:      General Counsel
Facsimile: 441-296-9010

with a copy to:

GlobeNet Communications Group Ltd.
170 Taschereau Blvd., Suite 310
La Prairie, Quebec
Canada J5R 5H6
Attn:       Vice-President, Network Operations
Facsimile:  450-444-9301

36   Publicity and Confidentiality
     -----------------------------

     A. No information relating to this Contract shall be released by either Party to any newspaper, magazine, journal or other written, oral or visual medium without the prior written approval of an authorized representative of the other Party; provided that, subject to Article 20 (Safeguarding of Information
             --------
and Technology) and the following Sub-Article, this Article shall not restrict either Party from (i) responding to customary press inquiries or otherwise making public or private statements in the normal course of business, so long as consistent with a mutually agreed press-release and (ii) assisting in the obtaining of financing in accordance with Sub-Article 37(C), including the publication of a financial tombstone.

     B. This Contract and any non-public information (including Information), written or oral, with respect to this Contract (collectively, "Confidential
                                                               ------------
Information"), will be kept confidential and shall not be disclosed, in whole or
-----------
in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a Party (collectively, "Representatives") who need
                                                     ---------------
to know such Confidential Information for the purpose of negotiating, executing and performing this Contract. Each Party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Article. Nothing herein shall prevent a Party from disclosing Confidential Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (c) to the extent reasonably required in connection with the exercise of any remedy hereunder, (d) to a Party's legal counsel, advisors or independent auditors, (e) to any actual or prospective lenders to and investors in the Purchaser or Purchaser's parent or affiliate companies, and (f) to any actual or proposed assignee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Article.

37   Assignment; Subcontractors
     --------------------------

     A. Except as provided in this Article 37, neither Party shall assign this Contract or any right or interest under this Contract, nor delegate any work or obligation to be performed under this Contract ("Assignment"), without the other
                                                 ----------
Party's prior written consent which shall not be unreasonably withheld (it being understood that it shall be deemed to be reasonable to withhold consent to the assignment of this Contract or any rights, interest or obligations hereunder to a competitor of Contractor or an affiliate of a competitor or uncreditworthy party). For purposes of this Article 37, "competitor" means a provider of undersea cable equipment. Nothing herein shall preclude a Party from employing a subcontractor in carrying out its obligations under this Contract. A Party's use of such subcontractor shall not release the Party from its obligations or liability (including warranties) under this Contract. If a proposed subcontractor of major Supplies (i.e. Supplies listed on Exhibit F) is not
                                 ----
listed on Exhibit F hereto, Contractor shall obtain written approval thereof from Purchaser, which approval shall not be unreasonably withheld.

     B. Each Party has the right to assign all of its rights under this Contract or to delegate all of its duties hereunder at any time without the other Party's consent to any successor to substantially all the assets of the assigning Party by way of a merger, consolidation or sale or transfer of assets provided that in the case of any assignment or delegation pursuant to this Sub-
Article 37(B) such assignee shall assume in writing all warranties, representations and obligations of the assigning Party under this Contract. The assigning Party shall give the other party written notice thirty (30) days prior to the assignment; provided, however, the assigning Party shall remain liable for all of its obligations under this Contract as if the assignment had not occurred. Any assignment or transfer by the assigning Party not expressly permitted by Sub-Article 37(B) shall be of no force and effect.

     C. The Parties acknowledge that Purchaser may finance construction of the System and that in connection therewith the financing parties will require that such financing be secured by certain assets of Purchaser (including but not limited to this Contract).

               1. Contractor agrees to deliver within fifteen (15) days upon request, an opinion or opinions of counsel, in form and substance reasonably satisfactory to the Purchaser, addressed to the Purchaser and its lenders, which opinion or opinions shall, without limitation, express the opinion that this Contract is enforceable and the Contractor has all necessary power and authority to execute this Contract and perform its obligations hereunder.

               2. Contractor shall execute and deliver to the Purchaser's lenders all documents and certificates reasonably requested by the Purchaser and shall cooperate with the Purchaser in obtaining financing for the System to the extent reasonably necessary. Without limiting the foregoing, Contractor agrees, at its expense and to the extent reasonably requested by the Purchaser and its lenders, (i) to execute documents (A) consenting to the assignment of this

                    Contract by way of security to the Purchaser's lenders, (B) agreeing to pay all sums of money payable to the Purchaser under this Contract to accounts held by or on behalf of the Purchaser's lenders, (C) agreeing not to terminate this Contract without providing (x) notice to the Purchaser's lenders and (y) except in the case of Default by the Purchaser which allows Contractor to terminate pursuant to
                    Article 13, consent of the Purchaser's lenders, (D) agreeing not to amend or modify this Contract (including Contract Variations under Article 6) in a manner that would materially adversely affect the Purchaser, but in any event result in a cost increase to the Purchaser in excess of US$500,000, without the consent of the Purchaser's lenders,
                    (E) certifying that this Contract is in full force and effect and that there is no default by Contractor (or, to its knowledge, the Purchaser) under this Contract (or describing any such default), (F) making representations to the Purchaser's lenders concerning the corporate existence of Contractor and its authority to enter into and perform this Contract and other customary corporate representations and (G) clarifying this Contract if reasonably requested by the Purchaser's lenders; (ii) to provide the most recently available information to the Purchaser's lenders concerning the Contractor's finances; and (iii) to accompany, at the Purchaser's expense, the Purchaser and the Purchaser's lenders (or their representatives) on financing roadshows.

     D. Notwithstanding anything in this Contract to the contrary, the Purchaser shall have the following rights: the Purchaser shall, without the consent of the Contractor, have the right from time to time, to (a) assign its rights and delegate its duties under this Contract to any person or entity and
(b) to sell, transfer or otherwise dispose of its interest in the System or any portion thereof without in any way affecting its rights or Contractor's obligations under this Contract; PROVIDED, HOWEVER, that (i) in the case of an assignment of the Purchaser's rights or a delegation of the Purchaser's duties to an affiliate of the Purchaser prior to the earlier to occur of the Date of Provisional Acceptance or the Date of Commercial Acceptance with respect to a Segment (such earlier date is hereinafter referred to as the "Acceptance Date"),
                                                              ---------------
the Purchaser shall remain liable for all of its obligations under this Contract with respect to such Segment until the Acceptance Date and (ii) no assignment of the Purchaser's rights under this Contract with respect to a Segment shall be permitted (other than to an affiliate of the Purchaser or as contemplated by Sub-Article 37(C)) prior to the Acceptance Date with respect to such Segment unless Contractor consents to such assignment, which consent shall not be withheld unreasonably.

38   Relationship of the Parties
     ---------------------------

     All work performed by a Party under this Contract shall be performed as an independent contractor and not as an agent of the other and no persons furnished by a Party shall be considered the employees or agents of the other. Each Party shall be responsible for its employees' compliance with all Laws while performing under this Contract. This Contract shall not form a joint venture or partnership between the Parties.

39   Successors Bound
     ----------------

     This Contract shall be binding on the Contractor and the Purchaser and their respective successors and permitted assigns.

40   Article Captions
     ----------------

     The captions of the Articles do not form part of this Contract and shall not have any effect on the interpretation thereof.

41   Severability
     ------------

     If any of the provisions of this Contract shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Contract, but rather the entire Contract shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the Contractor and the Purchaser shall be construed and enforced accordingly. In the event such invalid or unenforceable provision is an essential and material element of this Contract, the Parties shall promptly negotiate a replacement provision.

42   Prime Contractor; Joint and Several Liability of the Contractor; Guarantors
     ---------------------------------------------------------------------------

     A. The Contractor hereby designates ASN as the Prime Contractor to be responsible for the coordination and monitoring of the Work and administration of this Contract. The Prime Contractor shall act as principal point of contact between Purchaser and Contractor, although Purchaser may, at its option, communicate with ASNI. Any notice given to or by, any amendment or Contract Variation executed and delivered, any consent, waiver or approval given to or by, or any other action taken by, the Prime Contractor shall be deemed to be the joint action of each of the parties constituting the Contractor, and Purchaser shall be entitled to rely thereon.

     B. ASN and ASNI shall each be jointly and severally liable to Purchaser for payment and performance of all of the obligations and liabilities of the Contractor whatsoever under this Contract. Each of ASN and ASNI shall, by itself, be deemed fully liable to Purchaser for the payment and performance of all the obligations and liabilities of the Contractor hereunder, including all obligations and liabilities arising as a result of (i) a failure by the other party constituting the Contractor to pay and perform its obligations and liabilities hereunder, (ii) any breach of warranty by such other party or (iii) any act or omission by such other party which causes a Default hereunder. Purchaser may seek to enforce all of the obligations and liabilities of Contractor hereunder, or seek remedies with respect thereto, against both of, or either one of, the parties constituting the Contractor without seeking enforcement or remedies against the other such party. Neither party constituting the Contractor shall have the right to raise as a defense against any claim brought by Purchaser, the allegation that such claim was caused by the fault of the other party constituting the Contractor.

     C. The Contractor agrees to cause its ultimate parent company to execute and deliver, contemporaneously with the initial payment under this Contract, a guaranty to Purchaser substantially in the form of Exhibit A hereto.

43   Survival of Obligations
     -----------------------

     The Parties' rights and obligations, which, by their nature would continue beyond the termination, cancellation or expiration of this Contract, including, but not limited to, those contained in Sub-Article 4(B) (Taxes, Levies and Duties) and Sub-Article 4(C) (Withholding Tax), Article 10 (Warranty), Article 11 (the Contractor Support), Article 18 (Intellectual Property), Article 20 (Safeguarding of Information and Technology), Article 21 (Export Control) and
Article 23 (Limitation of Liability/ Indemnification) shall survive termination, cancellation or expiration hereof.

44   Non-Waiver
     ----------

     A waiver of any of the terms or conditions of this Contract, or the failure of either Party strictly to enforce any such term or condition, on one or more occasions shall not be construed as a waiver of the same or of any other term or condition of this Contract on any other occasion.

45   Language; Interpretation
     ------------------------

     This Contract has been executed in the English language and English will be the controlling language for interpretation of this Contract. As used in this Contract, "including" means "including without limitation."

46   Representations and Warranties
     ------------------------------

     A.   Contractor's Representations and Warranties.  Contractor represents
          -------------------------------------------
and warrants to Purchaser and acknowledges and agrees, as follows:

               (a) ASN is a societe anonyme duly formed, validly existing and in good standing under the laws of France and ASNI is a Delaware corporation, duly formed, validly existing and in good standing under the laws of Delaware and each has obtained all qualifications under all applicable laws necessary to engage in the business required of it under this Contract and has full power and authority to own its property and to carry on its business as now conducted.

               (b) Contractor has full power and authority to execute this Contract and to carry out its obligations under this Contract. Its execution and performance of this Contract and the consummation of the transactions contemplated by this Contract have been duly authorized by all requisite corporate action on its part. This Contract constitutes a valid and legally binding obligation of Contractor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally. Its representative executing this Contract has sufficient authority to sign this Contract in its name and on its behalf, and that authority has not been limited or revoked.

               (c) Contractor's execution and performance of this Contract and the transactions contemplated hereby do not constitute a breach of any term or provision of, or a default under, (A) any contract or agreement to which it or any of its affiliates is a party or by which it or any of its affiliates or its or their property is bound, (B) its organizational documents or (C) any laws, regulations or judicial orders having applicability to it, which breach would have a material adverse affect on its ability to perform its obligations hereunder.

               (d) There is no legal proceeding pending or, to Contractor's knowledge, threatened against it that could materially adversely affect the validity of this Contract or its ability to perform its obligations hereunder.

               (e) It has the requisite expertise, professional qualifications, skills, personnel, technology, experience and technical resources to perform the Work.

               (f) It has had a full and complete opportunity to examine this Contract.

               (g) It has made all investigations and inspections that it deems necessary to perform the Work in accordance with this Contract. Contractor has ascertained and relied upon its own investigation of the availability and quality of laborers and suppliers in each location in which all or any portion of the Work is to be performed, and has investigated to its satisfaction all applicable legal and regulatory requirements relating thereto.

     B.   Purchaser Representations and Warranties.  Purchaser represents and
          ----------------------------------------
warrants to Contractor as follows:

               (a) It is a duly formed and validly existing corporation under the laws of its jurisdiction of incorporation. It has full power and authority to own its property and to carry on its business as now conducted.

               (b) It has full power and authority to execute this Contract and to carry out its obligations under this Contract. Its execution and performance of this Contract and the consummation of the transactions contemplated by this Contract have been duly authorized by all requisite corporate action on its part. This Contract constitutes a valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally. Its representative executing this Contract has sufficient authority to sign this Contract in its name and on its behalf, and that authority has not been limited or revoked.

               (c) Purchaser's execution and performance of this Contract and the transactions contemplated hereby do not constitute a breach of any term or provision of, or a default under, (A) any contract or agreement to which it or any of its affiliates is a party or by which it or any of its affiliates or its or their property is bound, (B) its organizational documents or (C) any laws, regulations or judicial orders having applicability to it, which breach would have a material adverse affect on its ability to perform its obligations hereunder.

               (d) There is no legal proceeding pending or, to Purchaser's knowledge, threatened against it that could materially adversely affect the validity of this Contract or its ability to perform its obligations hereunder.

47   Entire Agreement
     ----------------

     This Contract supersedes all prior oral or written understanding among the Parties and constitutes the entire agreement with respect to the subject matter herein, including that certain Letter of Intent to Proceed issued by the Purchaser on June 4, 1999 and signed by ASN on June 7, 1999 (the "LOI");
                                                                  ---
provided, however, that no payment is owed by the Purchaser to ASN under the LOI as a result of the LOI being superseded by this Contract unless the Purchaser fails to make the initial payment under Sub-Article 5(C)(2) before the termination of this Contract by any Party. If any Party terminates this Contract before the initial payment is made hereunder, the Purchaser shall, in lieu of such initial payment, be required to pay promptly the amount as determined under paragraph 3 of the LOI. The terms and conditions of this Contract shall not be modified or amended except by a writing signed by authorized representatives of the Purchaser and the Prime Contractor.

48   Optional System Upgrades
     ------------------------

     A. Contractor hereby grants Purchaser an irrevocable option for one or more (as determined by Purchaser) future upgrades to the System (each a "System Upgrade") that may be exercised by Purchaser during the Upgrade Option Period. Except as otherwise provided in this Contract, all of the terms and conditions of this Contract (including Article
          10) shall apply to each System Upgrade.

          * MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

49   Integration of BUS-1 in System
     ------------------------------

     A. The Parties acknowledge that for the provision of the System, it will be necessary to utilize the existing BUS-1 system. This Article governs the utilization of the BUS-1 system. This Article shall be governed in accordance with the terms and conditions of this Contract.

     B. The Contractor will perform all necessary tests on BUS-1 to confirm its capability for use in the System and to determine the number of wavelengths by which it can be upgraded while still meeting the System Performance Requirements.

     C. Contractor undertakes to integrate and upgrade BUS-1 into the links supplied by Contractor, subject to the following provisions:

               1. Contractor has determined that BUS-1 is capable for use in the System.

               2. In its present configuration, the BUS-1 system complies with performance criteria of ITU-T G.826 and interconnectivity capability according to ITU-T G.957 and G.958.

               3. Contractor is given reasonable access to BUS-1 for all purposes necessary for the integration and upgrade, provided that such access does not unduly interfere with service of the BUS-1 system.

               4. Purchaser will promptly repair any defects in BUS-1 (other than defects caused by Contractor or its agents or Subcontractors) and to the extent such defects delay the Contractor in the performance of its tasks under this
                    Article 49, Contractor shall be entitled to claim extensions of time under Article 17 and any additional cost arising therefrom.

               5. With respect to BUS-1, the terms and conditions of Article 10 shall apply except in regard to Defects in BUS-1 not caused by the Contractor (or its agents or subcontractors) or any supplies not furnished by Contractor (or its agents or subcontractors).

50   Optional System Extension
     -------------------------

     A. Contractor hereby grants Purchaser an irrevocable option to change the System configuration*

     B.   *

     C. Purchaser may exercise this option to extend the System during the Extension Option Period by providing notice pursuant to Article 35.

     D. The performance of each System Extension shall be consistent with the end-of-life bit error rate requirements as specified in the Technical Volumes. The terms and conditions as set forth in Article 9 govern acceptance of each System Extension.

     E.   *

     F. *The Purchaser will use reasonable efforts to try to forecast its requirements so as to give earlier notice of an estimated time for the extension works.

     G.   *

* MATERIAL OMITTED AND SEPARATELY FILED UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.


51   Time of the Essence
     -------------------

     Time is of the essence of this Contract.

52.  Guaranty
     --------

     Contractor shall cause the Guarantor to execute and deliver the Guaranty to Purchaser no later than the date on which the initial payment referred to in Sub-Article 5(C)(2) is paid.

     This Contract is executed as of the date first set forth above in Paris, France by a duly authorized representative of ASN, in Portland, Oregon by a duly authorized representative of ASNI, and in St. David's, Bermuda by a duly authorized representative of Purchaser, as set forth below.


                              ALCATEL SUBMARINE NETWORKS


                              By: /s/ CHARLES H. MATTHEWS
                                 --------------------------------------
                              Name:  Charles H. Matthews
                              Title: General Counsel


                              ALCATEL SUBMARINE NETWORKS, INC.


                              By: /s/ ROBERT J. KELLY
                                 --------------------------------------
                              Name:  Robert J. Kelly
                              Title: President


                              ATLANTICA NETWORK (BERMUDA)  LTD.


                              By: /s/ JAMES M. FITZGERALD
                                 ---------------------------------------
                              Name:  James M. Fitzgerald
                              Title: Vice President - Bermuda Operations